UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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KAMAN CORPORATION

(Name of Registrant as specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD

APRIL 17, 2007

Notice is hereby given that the Annual Meeting of Shareholders of Kaman Corporation will be held at the offices of the company, 1332 Blue Hills Avenue, Bloomfield, Connecticut 06002, on the 17th day of April, 2007, at 11:00 a.m., local time, for the following purposes:

1. To elect two (2) Class 2 Directors to serve for a term of three (3) years and until their successors are duly elected and qualify.

2. To ratify the appointment of KPMG LLP as the company’s independent registered public accounting firm for the ensuing year.

3. To transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on February 26, 2007 as the record date for determining the holders of Common Stock entitled to notice of and to vote at the Annual Meeting.

Proxy—All shareholders are cordially invited to attend the meeting. In the event that you are a shareholder and will be unable to attend the meeting, kindly complete and sign the enclosed proxy and return it in the enclosed envelope. Your prompt return of the completed proxy is much appreciated.

BY ORDER OF THE BOARD OF DIRECTORS

CANDACE A. CLARK, Secretary

Dated March 13, 2007

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, THE DIRECTORS URGE YOU TO VOTE BY PROXY USING THE TELEPHONE OR INTERNET AS DESCRIBED ON THE ENCLOSED PROXY CARD OR COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE.

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

APRIL 17, 2007

This Proxy Statement is being furnished to the holders of Common Stock of Kaman Corporation (the “company” or “Company”) in connection with the solicitation by the company’s Board of Directors of proxies for use at the company’s Annual Meeting of Shareholders to be held on Tuesday, April 17, 2007 (or at any adjournment thereof), at the time, place and for the purposes set forth in the accompanying Notice of Annual Meeting dated March 13, 2007.

The Board of Directors (sometimes referred to as the “Board”) has fixed the close of business on February 26, 2007 as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting. As of February 26, 2007, the company had outstanding 24,250,527 shares of Common Stock, each of which is entitled to one vote. A majority of the issued and outstanding shares of Common Stock entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business. Any shareholder who votes by proxy using the telephone or the Internet as described in the proxy card, or signs and returns a proxy card in the accompanying form, may revoke it at any time before it is voted, in the manner discussed below.

The company intends to mail this Proxy Statement and the accompanying form of proxy to shareholders on or about March 13, 2007.

Voting Procedure

Under the applicable provisions of the Connecticut Business Corporation Act (the “CBCA”), a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. For this purpose, only shares of Common Stock held by those present at the Annual Meeting or for which proxies are properly provided by telephone, Internet or in writing and returned to the company as provided herein will be considered to be represented at the Annual Meeting. All shares of Common Stock represented at the Annual Meeting will be counted for quorum purposes without regard to abstentions or broker non-votes as to any particular item.

All duly submitted proxies received prior to the Annual Meeting will be voted in accordance with the terms of such proxies. Shares of Common Stock represented by proxies that are returned signed but without instructions for voting will be voted as recommended by the Board of Directors. Shares of Common Stock represented by proxies that are returned unsigned or improperly marked will be treated as abstentions for voting purposes and, in the case of unsigned proxies only, not counted for purposes of determining a quorum.

Directors are elected by a plurality of the votes cast. Approval of each of the other Proposals requires the affirmative vote of a majority of shares voted on the Proposal at the meeting in person or by proxy. Please also refer to the Company Policy Regarding Director Elections discussed below. Broker non-votes and proxies marked to abstain from voting with respect to any item to be voted upon at the Annual Meeting will not be considered for purposes of determining the tally of shares cast for or against such item and, therefore, will not affect the outcome of Proposals 1 or 2.

Proxies may be revoked in several ways. If you date and sign a later proxy card, it will have the effect of revoking any proxy card that you signed on an earlier date and will constitute a revocation of all previously granted authority to vote for every proposal included on any proxy card. You may also revoke your proxy by: (1) sending to the Corporate Secretary of the company an executed notice of revocation, (2) sending to the Corporate Secretary of the company a new, valid proxy bearing a later date or (3) attending the Annual Meeting and voting in person, which will automatically cancel any proxies previously given, or by revoking this proxy in person. Attendance at the Annual Meeting will not by itself revoke this proxy. To be effective, any written notice of revocation or subsequent proxy must be received by the Corporate Secretary of the company prior to the beginning of the Annual Meeting. The written notice of revocation or subsequent proxy should be hand-delivered to the Corporate Secretary at the Annual Meeting or sent to 1332 Blue Hills Avenue, Bloomfield, CT 06002.

If a nominee for director should become unavailable for any reason, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors. The Board has no reason to believe that the persons nominated will be unable to serve if elected. The Board does not know of any matters to be presented for consideration at the meeting other than the matters described in Proposals 1 and 2 and the Notice of Annual Meeting. However, if other matters are presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their judgment. All shares represented by the accompanying proxy, if the proxy is given prior to the Annual Meeting and not revoked as described herein, will be voted in the manner specified.

Company Policy Regarding Director Elections

In September 2006, the Board of Directors amended its Governance Principles by adding a policy to be followed by the Board under certain circumstances when a nominee for election as a director does not receive a majority of the votes cast with respect to that director. The policy follows:

Majority Vote. In an uncontested election for Directors (one in which the number of nominees does not exceed the number of Directors to be elected) at a meeting of shareholders duly called and held, any Director nominee who does not receive a majority of the votes cast but is elected pursuant to a plurality vote, shall promptly tender his or her resignation following certification of the shareholder vote by the company’s tabulation agent. For purposes of this policy, a “majority of the votes cast” means that the number of shares voted “for” a Director’s election exceeds fifty percent (50%) of the number of votes cast with respect to that Director’s election. “Votes cast” include votes to withhold authority and exclude abstentions with respect to that Director’s election.

The Process. The Corporate Governance Committee shall make a recommendation to the Board as to acceptance or rejection of the tendered resignation or whether other action should be taken, and, depending on the recommendation, whether or not a resulting vacancy should be filled. The Board will act on the tendered resignation, taking into account the Committee’s recommendation. The Board will publicly disclose its decision and the rationale therefor in a press release to be disseminated in the customary manner together with the filing of an SEC Form 8-K. This deliberation and disclosure process shall be completed within ninety (90) days after the aforementioned shareholder vote certification. A Director who has tendered his or her resignation in accordance with this Section 3 shall not participate in the Corporate Governance Committee’s determination process and/or the Board’s action regarding the matter.

Factors. In arriving at their recommendations/decision, the Corporate Governance Committee and the Board shall evaluate such tendered resignation in light of the best interests of the company and its shareholders and may consider any information that they consider relevant and appropriate, including the:

•	Director’s qualifications in light of the overall composition of the Board;

•	Director’s past and anticipated future contributions to the Board;

•	stated reasons, if any, for the “withheld” votes and if the underlying cause can be otherwise addressed; and

•

potential adverse consequences of accepting the resignation, including failure to comply with any applicable rule or regulation (including Nasdaq rules or federal securities laws) or triggering defaults or other adverse consequences under material contracts or the acceleration of change-in-control provisions and other rights in employment agreements, if applicable.

Determination; Board Vacancies. If the Board determines to accept the resignation of a Director nominee, the Board may, in its sole discretion, (a) fill the resulting vacancy with any other person pursuant to the provisions of Article Seventh of the company’s Amended and Restated Certificate of Incorporation, or

(b) reduce the number of Directors of the Board to equal the number of remaining Directors pursuant to the provisions of Article Seventh of the company’s Amended and Restated Certificate of Incorporation. In the event the Board elects to fill the resulting vacancy on the Board, the term of the Director so elected shall expire at the next annual meeting of shareholders at which Directors are to be elected.

If the Board determines not to accept the resignation of a Director nominee, such Director will continue to serve until the annual meeting for the year in which such Director’s term expires and until such Director’s successor shall be duly elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

ELECTION OF TWO CLASS 2 DIRECTORS FOR A THREE-YEAR TERM (Proposal No. 1)

The Board of Directors Recommends a Vote “For” Both Nominees

As provided by the company’s Bylaws, each director shall hold office until the annual meeting for the year in which such director’s term expires and until such director’s successor shall be elected and shall qualify, unless he or she dies, resigns, retires, or is removed from office. Two individuals are nominated for election at the 2007 Annual Meeting for a three-year term that will expire at the Annual Meeting in 2010. The nominees for election to the Board of Directors are Eileen S. Kraus and Richard J. Swift, both of whom are currently members of the Board of Directors. Directors are elected by a plurality of the votes cast for Proposal No. 1. Votes withheld will not be treated as votes cast and, therefore, will not affect the outcome of the election. Proxies may be voted only for the number of nominees named by the Board of Directors.

Following is information about each nominee for election as a director and the seven directors whose terms continue after the Annual Meeting, including name, age, and business experience during the last five years. None of the organizations listed as business affiliates of the directors is an affiliate of the company.

Nominees for Election at the 2007 Annual Meeting

Eileen S. Kraus

Ms. Kraus, 68, has been a Director since 1995 and currently serves as the Board’s Lead Director. She is the retired Chairman of Fleet Bank Connecticut and is a director of The Stanley Works and Rogers Corporation.

Richard J. Swift

Mr. Swift, 62, has been a Director since 2002. He is the former Chairman of the Financial Accounting Standards Advisory Council. From 1994 to 2001, when he retired, Mr. Swift served as Chairman, President and Chief Executive Officer of Foster Wheeler Ltd., a provider of design, engineering, construction, and other services. He is a director of Ingersoll-Rand Company, Ltd., Public Service Enterprise Group Incorporated, Hubbell Incorporated and CVS Corp.

Continuing Directors Term Expires in 2008

Brian E. Barents

Mr. Barents, 63, has been a Director since 1996. He is the retired President and Chief Executive Officer of Galaxy Aerospace Corp. Prior to that he was President and Chief Executive Officer of Learjet, Inc. He is also a director of Eclipse Aviation Corp., The Nordam Group, CAE, Inc. and the Aerion Corp.

John A. DiBiaggio

Dr. DiBiaggio, 74, has been a Director since 1984. He is now President Emeritus of Tufts University, having served as President until the fall of 2001. Prior to that he was President and Chief Executive Officer of Michigan State University.

Edwin A. Huston

Mr. Huston, 68, has been a Director since 2002. Mr. Huston is the retired Vice Chairman of Ryder System, Incorporated, an international logistics and transportation solutions company. He served as Senior Executive Vice President-Finance and Chief Financial Officer of that company from 1986 to 1999. Mr. Huston is a director of Unisys Corporation, Answerthink, Inc., and Tennenbaum Opportunity Fund.

Paul R. Kuhn

Mr. Kuhn, 65, has been a Director since 1999. He has been President and Chief Executive Officer of the company since August 1999 and was appointed to the additional position of Chairman in 2001.

Term Expires in 2009

Robert Alvine

Mr. Alvine, 68, was elected to the Board at the 2006 Annual Meeting. He is currently Chairman and CEO of i-Ten Management Corp., a private equity investment and management firm, and i-Ten Capital, a capital formation and investment firm. Mr. Alvine also serves as Senior Operating Partner of De Sai Capital, a LBO and passive investment firm, and Chairman and Partner of Premier Subaru & Premier Realty Co. LLC. He is a director of EDO Corp., Chairman of the Board of The Jackson Laboratory and The Henry Lee Institute of Forensic Sciences, and former Chair of the Board of Governors of the University of New Haven. He is also a member of the Naval War College Foundation.

E. Reeves Callaway III Mr. Callaway, 59, has been a Director since 1995. He is the Founder and President and Chief Executive Officer of The Callaway Companies, an engineering services firm.

Karen M. Garrison

Ms. Garrison, 58, was elected to the Board at the 2006 Annual Meeting. She retired as President—Pitney Bowes Business Services, a major manufacturer of postal equipment/software and service provider, in 2004. She is a director of Standard Parking Corporation and Tenet Healthcare.

CORPORATE GOVERNANCE

Board Independence

The company’s Governance Principles contemplate that a significant majority of the Board should consist of independent Directors and that a director will generally be considered ‘independent’ if he or she is not a current employee, does not receive remuneration from the company other than by virtue of his or her service as a Director, and does not have a business relationship with the company. The Board has determined that all of the current directors are independent under this definition, with the exception of Mr. Kuhn, who is Chairman, President and Chief Executive Officer of the company. None of the other directors are former employees of the company. The company’s Governance Principles can be accessed on the company’s web site at www.kaman.com by first clicking on “Corporate” and then “Corporate Governance”. In addition, all of the current directors other than Mr. Kuhn are considered independent under Nasdaq rules. There were no transactions, relationships or arrangements not disclosed in this proxy statement under the caption “Transactions with Related Persons” that were considered by the Board in determining the independence of any of its members.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon information provided to the company by persons required to file reports under Section 16(a) of the Securities Exchange Act of 1934, no Section 16(a) reporting delinquencies occurred in 2006.

Code of Business Conduct

The company has for several years maintained a Code of Business Conduct applicable to all of its employees and the Board of Directors. This Code of Business Conduct is also applicable to the company’s principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. The current Code of Business Conduct was filed as Exhibit 10.2 to the company’s report on Form 8-K filed with the Securities and Exchange Commission November 13, 2006 as Document No. 0000054381-06-000104. The Code of Business Conduct may also be accessed on the company’s web site at www.kaman.com by first clicking on “Corporate” and then “Corporate Governance”.

The Board and Its Committees

In 2006, the Board held six regular meetings. The Board maintains the following standing committees: Corporate Governance, Audit, Personnel & Compensation, and Finance. The charters of each committee,

including Audit and Personnel & Compensation, can be found on the company’s web site. In 2006, the Audit Committee held six meetings, the Corporate Governance Committee held five meetings, the Personnel & Compensation Committee held six meetings, and the Finance Committee held four meetings. A subcommittee of the Personnel & Compensation Committee was formed in late 2005 to work with Mr. Kuhn in the restructuring of his employment contract and the subcommittee members met several times in 2006 for that purpose. The Corporate Secretary prepares a draft agenda for each committee meeting based upon each committee’s regular business and any current business; each committee chairman reviews and revises the agenda as needed.

Each member of the Board attended more than 75% of the Board and Committee meetings. All current Directors attended the 2006 Annual Meeting of Shareholders and are strongly encouraged to attend the 2007 Annual Meeting of Shareholders.

In 2006, the size of the company’s Board was set at nine members. The size of the company’s Board will be set at nine members in 2007 as well, with two directors to be elected at the April 17, 2007 Annual Meeting of Shareholders. The company’s Bylaws provide that the Board will consist of no fewer than three nor more than fifteen directors. The company’s Governance Principles provide that a Board size of nine to eleven individuals is considered appropriate at this time.

The company’s Bylaws provide for mandatory Director retirement at age 72, with the Directors serving as of November 14, 2000 being grandfathered to age 75. In addition, the company’s Governance Principles require Directors who change the responsibility they held when they were elected to the Board to submit a letter of resignation to the Board and a judgment will be made in each case as to the appropriateness of continued membership under the circumstances.

The company’s Governance Principles also provide for a Lead Director who shall preside as chairman of the Board’s executive sessions, which are held in conjunction with each regular meeting of the Board. Eileen S. Kraus currently serves as the Board’s Lead Director.

Shareholder Communications

Shareholders or others wishing to communicate with any member of the Board of Directors, a Board Committee, or the Lead Director may do so by mail, addressed to Kaman Corporation, c/o Corporate Secretary, 1332 Blue Hills Ave., Bloomfield, Connecticut 06002 or by e-mail through the Kaman Corporation web site at www.kaman.com using the tab “Contact Information”, choosing the “Secretary’s Office” contact link. The Secretary of the company will compile all such communications and forward each item to the individual to whom it is directed or, if the communication is not directed to any particular Board member, to the entire Board.

Director Education

The Board and the company have an orientation process for new Directors that includes background material, meetings with senior management and visits to company facilities.

The Board maintains a policy that Directors should be regularly exposed to instruction relative to current developments in their roles and responsibilities as directors and to information relevant to the market segments in which the company operates. In the past two years, the Board has received presentations from outside industry experts regarding developments and trends in certain market segments and participated in a training session relative to the company’s Code of Business Conduct. Most Directors participated in these sessions.

Corporate Governance Committee

The Corporate Governance Committee is composed of the chairpersons of the standing committees and the Lead Director, if the Lead Director is not already a Committee chairperson. The current members of the Committee are:

Eileen S. Kraus, Chair and Lead Director

Brian E. Barents (Chair of the Personnel & Compensation Committee)

John A. DiBiaggio (Chair of the Finance Committee)

Edwin A. Huston (Chair of the Audit Committee)

The Corporate Governance Committee charter requires that each Committee member satisfy the independence requirements of Nasdaq rules, as such requirements may be amended from time to time and further, that each member be free from any relationship which, in the opinion of the Board, would interfere with the exercise of his or her independent judgment. All members of the Corporate Governance Committee are considered independent under this definition. The Corporate Governance Committee’s charter can be accessed on the company’s web site at www.kaman.com by first clicking on “Corporate” and then “Corporate Governance.”

The Committee assists the Board in fulfilling the Board’s responsibilities, particularly with regard to: a) matters of corporate governance; b) board and committee organization, membership, compensation, function and performance; c) evaluation of the performance of the Chief Executive Officer; and d) succession planning for executive management. Without limiting the generality of the foregoing, the Corporate Governance Committee reviews and recommends to the Board adoption of governance policies and principles for the company, periodically reviews such governance policies and procedures, and submits any recommended changes for approval by the Board; conducts ongoing review of the functioning of the Board and the fulfillment of its legal responsibilities in a manner that effectively serves the interests of the company’s shareholders and makes recommendations regarding such matters to the Board; reviews and recommends policies and practices of the Board, which may include policies on the size of the Board, the desired skills, characteristics and other qualifications of Directors, Board retention, retirement and resignation and the types, size, membership and function of the committees of the Board; establishes selection criteria for new Board members, identifying and reviewing the skills, characteristics and other qualifications of potential candidates for election to the Board; recommends individuals for selection by the Board as nominees for election to the Board by the shareholders, after consultation with the Chief Executive Officer; recommends to the Board annually candidates for membership on the Board’s committees and for the chairperson of each standing committee; assures that the charters of the other standing committees of the Board are periodically reviewed and that recommended changes, if any, to properly reflect committee functions and responsibilities be submitted for approval by the Board; assures that each standing Committee conducts an evaluation of its performance on an annual basis; reviews and recommends to the Board guidelines and procedures to be used by Directors and the Committee in evaluating Board performance and manages the annual performance evaluation process; reviews and recommends to the Board for its approval the amount and form of compensation to be paid to Directors; establishes performance goals for the Chief Executive Officer, evaluates the performance of the Chief Executive Officer against such goals on an annual basis, and discusses the findings of its evaluation with the Personnel & Compensation Committee; reviews and recommends to the Board candidates for successor to the Chief Executive Officer; and assures that management has established and maintains a process for filling senior executive positions other than the Chief Executive Officer.

The Committee’s charter reflects these responsibilities, and the Committee and the Board periodically review and revise the charter.

Director Nominees

The Corporate Governance Committee is responsible for reviewing with the Board, on a periodic basis, the appropriate skills and characteristics required of Board members in the context of the current composition of the Board. This assessment includes consideration of diversity, age, skills such as understanding of industries in which the company does business, international, financial or systems background, etc., all in the context of an assessment of the perceived needs of the Board at that point in time. The Board is responsible for selecting its own members and in recommending them for election by the shareholders. The Board delegates the screening process involved to the Corporate Governance Committee which consults with the Chairman and Chief Executive Officer and an independent consultant, after which it provides recommendations to the Board. While the Corporate Governance Committee does not have specific minimum qualifications for potential directors, its policy is that all candidates, including those recommended by shareholders, will be evaluated on the same basis. For the past several years, the Corporate Governance Committee has engaged a nationally recognized third-party consultant to assist in identifying potential candidates. In general, the consultant is provided with the Committee’s assessment of the skill sets and experience required in the context of current Board composition and will identify potential candidates for introduction to the Committee; thereafter, consideration of any such individuals is the responsibility of the Committee in consultation with the Chief Executive Officer. There were no changes to this procedure in 2006.

Article II, Section 14 of the company’s Bylaws provide that only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the rights, if any, of the holders of shares of preferred stock of the company to nominate and elect a specified number of directors in certain circumstances. There are currently no shares of preferred stock issued and outstanding. Section 14 provides, in relevant part:

“Nominations of persons for election to the Board of Directors may be made at any annual meeting of the shareholders, or at any special meeting of the shareholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (b) by any stockholder of the company (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 14 and on the record date for the determination of shareholders entitled to notice of and to vote at such meeting and (ii) who complies with the advance notice procedures set forth in this Section 14. In addition to any other applicable requirements, for a nomination to be properly made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the company.

To be timely, a shareholder’s written notice to the Secretary of the company must be delivered to or mailed and received at the principal executive offices of the corporation, in the case of: (x) an annual meeting, not less than seventy-five (75) days nor more than ninety (90) days prior to the first anniversary of the date of the immediately preceding year’s annual meeting of the shareholders; provided, however, that if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, to be timely, notice by the stockholder must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting is first given or made (which for this purpose shall include any and all filings of the company made on the EDGAR system of the Securities and Exchange Commission or any similar public database maintained by the Securities and Exchange Commission), whichever first occurs; and (y) a special meeting of the shareholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting is first given or made (which for this purpose shall include any and all filings of the company made on the EDGAR system of the Securities and Exchange Commission or any similar public database maintained by the Securities and Exchange Commission).

To be in proper written form, a shareholder’s notice to the Secretary of the company must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the company which are owned beneficially or of record by the person, if any, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder proposing such nomination, (ii) the class or series and number of shares of capital stock of the company which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named or referred to as a nominee and to serve as a director if elected. The company may require any proposed nominee to furnish such other information (which may include meetings to discuss the furnished information) as may reasonably be required by the company to determine the eligibility of such proposed nominee to serve as a director of the corporation.

No person shall be eligible for election as a director of the company unless nominated in accordance with the procedures set forth in this Section 14.”

Audit Committee

The current members of the Audit Committee are:

Edwin A. Huston, Chair

Karen M. Garrison

Eileen S. Kraus

Richard J. Swift

The Audit Committee’s charter requires that each Committee member: (a) satisfy the independence requirements of Nasdaq rules, the Securities Exchange Act of 1934, and the applicable rules and regulations of the Securities and Exchange Commission, as such requirements, rules and regulations may be amended from time to time; and (b) be free from any relationship which, in the opinion of the Board, would interfere with the exercise of his or her independent judgment in carrying out his or her responsibilities as a director and as a member of the Committee. All members of the Audit Committee are considered independent under this definition. The Audit Committee’s charter can be accessed on the company’s web site at www.kaman.com by first clicking on “Corporate” and then “Corporate Governance.” The company’s Board of Directors has determined that Edwin A. Huston and Richard J. Swift are “audit committee financial experts” within the meaning of Item 407(d)(5) of Regulation S-K and that each member of the Audit Committee is “independent” as that term is used in Nasdaq rules.

The Committee is responsible for assisting the Board in fulfilling the Board’s responsibility to oversee the company’s financial reporting and accounting policies and procedures, and the annual independent audit of the company’s financial statements. Without limiting the generality of the foregoing, the Committee has sole authority to select, evaluate and, where appropriate, replace the company’s independent registered public accounting firm; reviews the results of audits by the independent auditor and meets with such auditor periodically and reports to the Board on its findings, including any recommendations that the Committee may have, based upon the advice of the independent auditor, with respect to financial reporting and accounting policies and procedures of the Corporation and related financial and accounting controls and safeguards. The independent auditors report directly to the Committee and the Committee is directly responsible for approving the level of compensation of the independent auditors and the oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The Committee annually monitors and evaluates the qualifications, performance, effectiveness and independence of the company’s independent auditor and assures regular rotation of the lead partner and reviewing partner of the audit engagement team as required by law. The Committee reviews and discusses with the auditors their independence from management and the company and the matters included in the written disclosures required by the Independence Standards Board in order to confirm the continuing independence of the independent auditor. If so determined by the Committee, the Committee may take appropriate action to ensure the independence of the auditors. The Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the company by its independent auditors. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the Committee at its next scheduled meeting. With the assistance of the company’s independent auditor, the chief internal auditor, and management, the Committee reviews any significant issues related to the company’s internal controls over financial reporting, ascertains whether the independent auditor has any significant recommendations with respect to the company’s internal controls over financial reporting, and if so, whether they should be recommended to the Board for implementation. The Committee reviews, with management and the independent auditor, the company’s quarterly interim financial statements, ensures that the quarterly financial statements have been reviewed by the independent auditor, and discusses with the independent auditor any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The Committee reviews and discusses with management and the independent auditor the company’s annual financial statements to be included in the company’s annual report to the Securities and Exchange Commission on Form 10-K, as audited by the independent auditor, prior to publication. The Committee determines whether to recommend to the Board that the audited financial statements of the company for the preceding fiscal year be included in the company’s Annual Report on Form 10-K for the preceding fiscal year. The Committee reviews disclosures, if any, made to the Committee by the company’s Chief Executive Officer and Chief Financial Officer during their certification process for the company’s periodic reports under the Securities Exchange Act of 1934 regarding: (a) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the company’s ability to record, process, summarize and report financial information; and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the company’s internal controls over financial reporting. The Committee monitors the qualifications and effectiveness of the company’s chief internal auditor, including plans, activities and organizational structure; reviews significant reports, if any, prepared by the company’s chief internal auditor and recommends the appointment or discharge of such individual, as the Committee deems appropriate. The Committee has also established procedures for the receipt, retention, and treatment of complaints received by the company regarding accounting, internal accounting controls, auditing, or other matters and the confidential, anonymous submission by employees of concerns regarding accounting, auditing, or other matters. The Committee meets regularly in executive session with the chief internal auditor and the independent auditor without management present.

The Committee’s charter reflects these responsibilities and the Committee and the Board periodically review and revise the charter. The Corporate Governance Committee of the Board recommends to the Board, and the Board determines, the Committee’s membership.

Personnel & Compensation Committee

The current members of the Personnel & Compensation Committee are:

Brian E. Barents, Chair

Robert Alvine

E. Reeves Callaway III

Richard J. Swift

The Personnel & Compensation Committee’s charter requires that each Committee member meet the definitions of a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and the definition of “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and otherwise be free of any relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment. All members of the Personnel &

Compensation Committee are considered independent under this definition. The Personnel & Compensation Committee’s charter can be accessed on the company’s web site at www.kaman.com by first clicking on “Corporate” and then “Corporate Governance.”

The Committee’s role is to review and approve the terms of, as well as oversee, the company’s executive compensation strategies (including the plans and policies to execute those strategies), administer its equity plans (including review and approval of equity grants to executive officers) and annually review and approve compensation decisions relating to executive officers, including those for the Chief Executive Officer (CEO) and the other executive officers named in the Summary Compensation Table (collectively, the Named Executive Officers or NEOs) at page 24. This Committee considers the CEO’s recommendations when determining the compensation of the other executive officers. The CEO has no role in determining his own compensation although as part of the annual CEO evaluation process, he prepares a self-assessment for review by the Corporate Governance Committee, which shares that evaluation with this Committee. This Committee then submits its determinations regarding proposed CEO compensation at an executive session of the Board for consideration and approval.

The Committee regularly meets in executive session with its independent consultant, often without any participation by management. The Committee’s Chair regularly reports the Committee’s recommendations on executive compensation to our Board of Directors. The Committee is supported in its work by the company’s human resources, legal and financial management personnel and its charter provides for the retention of independent third-party consultants and experts. During each of the last three years, the Committee has directly engaged Geoffrey A. Wiegman, founder and president of Wiegman Associates LLC, an independent compensation consulting firm to assist the Committee in fulfilling its responsibilities (Mr. Wiegman is referred to in this proxy statement as the “independent consultant”). This independent consultant regularly attends committee meetings. He may also conduct studies and make recommendations to the company’s management, but did not do so during the fiscal year covered by this proxy statement. Mr. Wiegman is retained directly by the Committee and submits his invoices to the Committee chairman for approval and payment by the company. The Committee determines Mr. Wiegman’s assignments and provides the instructions for completing those assignments. The Committee also retained legal counsel, who reported directly to the Committee, to represent the company in the process of revising the employment agreements and change in control agreements of the Named Executive Officers during 2006.

The Committee’s charter reflects these responsibilities, and the Committee and the Board periodically review and revise the charter. The Corporate Governance Committee of the Board recommends to the Board, and the Board determines, the Committee’s membership.

Compensation Committee Interlocks and Insider Participation

None of the members of the Committee was an officer or employee of the company or any of its subsidiaries during 2006. During 2006, no executive officer of the company served as a director of, or as a member of, the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a member of our Board or on our Board’s Personnel & Compensation Committee.

Finance Committee

The current members of the Finance Committee are:

John A. DiBiaggio, Chair

Robert Alvine

E. Reeves Callaway III

Karen M. Garrison

The Finance Committee’s charter requires that each of its members not be currently employed by the company and be free of any relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment. All of the Finance Committee’s members are considered independent under this definition. The Committee’s charter can be accessed on the company’s web site at www.kaman.com by first clicking on “Corporate” and then “Corporate Governance.”

The Committee assists the Board in fulfilling the Board’s responsibilities regarding matters of a material financial nature, including strategy, policies and condition of the company. Without limiting the generality of the foregoing, the Committee’s responsibilities include annual review of the company’s business plan from the perspective of projected sales and profits, funds flow, capital spending and financing requirements as well as the company’s long range planning strategies; regular meetings with management’s Pension Administrative Committee to review the performance of the Kaman Corporation Thrift and Retirement Plan and the Kaman Corporation Employees’ Pension Plan, including specifically the financial performance of each plan’s investment managers and, in the case of the pension plan, compliance with the investment policy as approved by the Board; approval of the appointment or termination of the service of the trustees and/or investment managers; review and approval of actuarial assumptions and methods to be employed by the actuaries for the pension plan; review of all forms of major financing, including the issuance of securities or corporate borrowings; reviewing the financial aspects of proposed acquisitions or divestitures that exceed transaction levels for which the Board has delegated authority to management, including consideration of any substantial diversification of the company’s business and methods of financing; periodic advice and consultation with management regarding the company’s relationship with its lenders, compliance with financing agreements, including debt covenants, dividend planning, and stock repurchase programs.

The Committee’s charter reflects these responsibilities, and the Committee and the Board periodically review and revise the charter. The Corporate Governance Committee of the Board recommends to the Board, and the Board determines, the Committee’s membership.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT RELATED STOCKHOLDER MATTERS

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following is information concerning beneficial ownership of the company’s stock by each Director and Director nominee of the company, each executive officer of the company named in the Summary Compensation Table, and all Directors and executive officers of the company as a group. Ownership is direct unless otherwise noted.

Name	Number of Shares Beneficially Owned as of February 1, 2007		Percentage
Robert Alvine	5,000		*
Brian E. Barents	7,500		*
T. Jack Cahill	81,581	(1)	*
E. Reeves Callaway III	7,500		*
Candace A. Clark	85,144	(2)	*
John A. DiBiaggio	7,500		*
Ronald M. Galla	50,806	(3)	*
Robert M. Garneau	118,390	(4)	*
Karen M. Garrison	2,000		*
Edwin A. Huston	5,500		*
Paul R. Kuhn	219,880	(5)	*
Eileen S. Kraus	9,146		*
Richard J. Swift	5,500		*
All Directors and Executive Officers as a group	747,322	(6)	3.1%

*	Less than one percent.
(1)	Includes 8,800 shares subject to stock options exercisable or which will become exercisable within 60 days. Includes 1,225 shares held jointly with spouse.
(2)	Includes 45,000 shares subject to stock options exercisable or which will become exercisable within 60 days.
(3)	Includes 10,779 shares subject to stock options exercisable or which will become exercisable within 60 days.
(4)	Includes 16,196 shares subject to stock options exercisable or which will become exercisable within 60 days.
(5)	Includes 13,400 shares subject to stock options exercisable or which will become exercisable within 60 days. Includes 10,000 shares held jointly with spouse.
(6)	Includes 140,395 shares subject to stock options exercisable or which will become exercisable within 60 days.

Securities Authorized For Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2006 concerning Common Stock issuable under the company’s equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:
2003 Stock Incentive Plan*	900,639	$14.49	1,644,794
Employees Stock Purchase Plan	—	—	471,403
Equity compensation plans not approved by security holders	—	—	—

Total	900,639	$14.49	2,116,197

*	Includes securities to be issued upon exercise of outstanding options granted under a predecessor plan.

BENEFICIAL OWNERS OF MORE THAN 5% OF COMMON STOCK

Following is information about persons known to the company to be beneficial owners of more than five percent (5%) of the company’s voting securities. Except as otherwise indicated, all information is given as of February 1, 2007.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Common Stock
Gabelli Funds, LLC(1) One Corporate Center Rye, NY 10580	3,017,444	12.49

Dimensional Fund Advisors, Inc.(2) 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	2,033,392	8.42

Marsh & McLellan Companies, Inc.(3) 1166 Avenue of the Americas New York, NY 10036	1,898,384	7.86

Barclays Global Investors, N.A.(4) 45 Fremont Street San Francisco, CA 94105	1,534,980	6.35

(1)

As reported on Amendment No. 10 to Schedule 13D filed with the Securities and Exchange Commission on December 22, 2005 and includes shares held by GAMCO Investors, Inc., MJG Associates, Inc., Gabelli Advisors, Inc., GGCP, Inc., and Gabelli Securities, Inc.

(2)	As reported on a Schedule 13G filed with the Securities and Exchange Commission on February 9, 2007.
(3)

As reported on a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2004 and includes shares held by Putnam, LLC (d/b/a Putnam Investments), Putnam Investment Management, LLC, and The Putnam Advisory Company, LLC. Please see the section entitled “Transactions With Related Persons” at page 38.

(4)	As reported on a Schedule 13G filed with the Securities and Exchange Commission on January 31, 2007 and includes shares held by Barclays Global Fund Advisors and Barclays Global Investors, Ltd.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The goals of our executive compensation program are to attract, retain and motivate talented executives and reward outstanding performance to enable the company to be successful and enhance shareholder value. Our executive officer compensation program structure supports our business strategy to enhance shareholder value by motivating our key executives to achieve annual and longer term financial goals that will drive increases in shareholder value. This discussion and analysis may contain statements regarding future individual or company performance targets and goals. These targets and goals are disclosed in the limited context of the company’s executive compensation program and should not be understood to be statements of management expectations or estimates of results or other guidance. We specifically urge investors not to apply these statements in other contexts.

Oversight of the Executive Compensation Program

The Personnel & Compensation Committee of our board of directors, which we refer to as the Committee, directs the design of, and oversees, our executive compensation program. A detailed discussion of the Committee’s structure, roles and responsibilities and related matters can be found above under the heading “Personnel & Compensation Committee” on page 10. This disclosure includes a description of the role of the independent consultant in advising the Committee on various matters related to the company’s executive compensation program.

Executive Compensation Philosophy

We recognize the importance of maintaining objective and measurable goals in the design and administration of executive compensation and retirement plans. We also believe that each element of the executive compensation program should target compensation levels that reflect current market practices for companies of similar size. Offering competitive pay opportunities enables the company to maintain a stable and successful management team.

Compensation Policies

External Market Practices

The Committee has worked with its independent consultant to identify a peer group of companies against which the company could compare itself for both compensation and performance purposes, however due to the diverse nature of its business segments, the company has been unable to identify direct competitors that could be considered suitable peers either for the company as a whole or for its subsidiaries. As a result, and upon the recommendation of its independent consultant, the company utilizes nationally recognized compensation surveys of executive pay levels and practices. These surveys utilize a regression analysis feature that allows users to predict with reasonable accuracy the competitive compensation levels for each survey position based on sales volume responsibility (or such other scope of responsibility appropriate for the position). The Committee also reviews the compensation levels and practices of a sample of other Russell 2000 companies of similar size as determined by sales. Although this data gathered from proxy statements has limited utility because not all executive positions are identified in those proxy statements, the independent consultant has determined that the data from the Russell 2000 sample supports the findings of the national compensation surveys when taking into account company size. Using the results of this review, the Committee has made determinations with respect to 2006 executive compensation levels that it believes are appropriate and reasonable.

Market Positioning

The Committee’s policy prior to 2007 was to target base salary and annual cash bonus levels at approximately the 75th percentile and a long-term compensation opportunity that was below the 50th percentile so that the total compensation package when added together would be at approximately the 50th percentile of the competitive market. This strategy reflected the dual-class common stock structure of the company under which the Kaman family previously held the vast majority of the company’s voting stock. At that time the Committee believed that this dual-class stock structure adversely affected the ability of the company’s stock price to properly reflect its financial results. Thus, the Committee determined that it needed to provide greater cash compensation opportunities in order to offset the reduced opportunity to realize value through increases in the company’s stock price. During 2006, the Committee revisited this strategy with its independent consultant and determined that as a result of its recapitalization in November 2005, the company no longer needs to continue this approach. Beginning this year, the Committee’s policy is to manage over time total compensation (and each element) to the median of the competitive market.

The Committee’s review of the company’s executive compensation programs with its independent consultant includes an analysis of each compensation element as well as the total compensation package. The Committee compares these compensation elements and the total compensation package to other similarly sized companies using the above mentioned nationally recognized compensation surveys of executive pay levels and practices, as well as a customized survey of other similarly sized Russell 2000 companies selected by our independent consultant.

Compensation tally sheets for each of the NEOs were prepared and reviewed by the Committee in 2006. These tally sheets attributed dollar amounts to all components of their 2006 compensation, including current cash compensation (salary and annual bonus), deferred compensation, outstanding equity and long-term incentive awards, benefits (including retirement income), perquisites and potential severance payments under various circumstances.

Components of the Executive Compensation Program

It is the view of the Committee that the total compensation program for the NEOs should consist of the following:

•	Salaries,

•	Annual Cash Bonuses,

•	Long-Term Incentives,

•	Retirement Benefits, and

•	Certain Other Benefits.

Each of these is addressed separately below. Beginning in 2007, the Committee intends that salary midpoints, target annual bonus levels and target long-term incentive award values and retirement income levels be set at the median of the company’s competitive market for executive talent.

Compensation Mix

The company intends to continue its strategy of compensating its executives through programs that emphasize performance-based incentive compensation. To that end, a majority of executive compensation is tied directly to the performance of the company and is structured to ensure that there is an appropriate balance between the long-term and short-term performance of the company, and between company financial performance and shareholder return. The effect of the above discussed change in competitive market positioning has had the effect of increasing this emphasis on performance based pay, especially long-term financial performance. As illustrated in the following tables, more emphasis has been placed on longer-term performance, resulting in an increase in the percentage of total compensation (excluding benefits) that is performance based pay.

Allocation of 2006 Compensation Package (Excluding Benefits)

	Fixed	Performance Based
Name	Salary (% of Total)	Annual Financial Performance (% of Total)	Long-Term Financial Performance (% of Total)	Total Performance Related (% of Total)
Paul R. Kuhn	34%	28%	38%	66%
Robert M. Garneau	42%	25%	33%	58%
T. Jack Cahill	47%	23%	30%	53%
Candace A. Clark	47%	23%	30%	53%
Ronald M. Galla	49%	22%	29%	51%

Allocation of 2007 Compensation Package (Excluding Benefits)

	Fixed	Performance Based
Name	Salary (% of Total)	Annual Financial Performance (% of Total)	Long-Term Financial Performance (% of Total)	Total Performance Related (% of Total)
Paul R. Kuhn	29%	24%	47%	71%
Robert M. Garneau	37%	22%	41%	63%
T. Jack Cahill	41%	20%	39%	59%
Candace A. Clark	41%	20%	39%	59%
Ronald M. Galla	43%	19%	38%	57%

Salaries

The company provides each NEO with a base salary in order to attract and retain his or her services from year to year. The Committee annually reviews and determines the base salaries of the CEO and other NEOs. Its determination regarding the CEO is subject to the Board’s approval. Base salaries for NEOs take into account each executive’s level of responsibility, prior experience and breadth of knowledge, as well as internal equity considerations and external pay practices. Increases to base salary are driven primarily by individual performance and take into account sustained levels of contributions to the company.

The factors impacting base salary levels are not independently assigned specific weights. Rather, the Committee reviews all of the factors, including the recommendations of the CEO for his direct reports, and makes base salary decisions that reflect the totality of these factors. The Committee’s recommendation to the Board regarding the CEO’s salary is made after consultation with the Corporate Governance Committee concerning its assessment of the CEO’s performance for the year.

The salaries for all of the company’s Named Executive Officers in 2006 are shown in the Summary Compensation Table at page 24. Each Named Executive Officer received a base salary increase in 2006. Overall, these increases were at rates comparable to the increases provided at other similarly situated companies based on a number of published surveys conducted by independent compensation consulting firms. Based upon the advice of its independent consultant, the Committee believes that the base salaries of the CEO and NEOs are at or near median market levels.

Annual Cash Bonuses

The annual cash bonus program (the “cash bonus plan”) is a core component of our pay-for-performance philosophy. The program components include the award opportunity (expressed as a percentage of base salary), the performance measures (such as growth in earnings per share), the weighting of each measure toward the executive’s total award, and the performance goal (such as a particular earnings per share target).

Award Opportunities

The Committee establishes the target award opportunity for each Named Executive Officer based on market practice with the assistance of its independent consultant and the desired emphasis on pay at risk. Positioning award opportunities generally at the market median underscores the Committee’s compensation strategy that annual bonus levels should approximate market median levels when performance meets target expectations and the annual bonus should only exceed median levels when performance exceeds the company’s targeted objectives.

The 2006 target performance award opportunity for each Named Executive Officer was as follows:

Named Executive Officer	Award Opportunity Expressed as % of Base Salary
Paul R. Kuhn	80%
Robert M. Garneau	60%
T. Jack Cahill	50%
Candace A. Clark	50%
Ronald M. Galla	45%

Performance Measures

In accordance with the cash bonus plan, actual bonuses for the Named Executive Officers who are employees of the company have been determined based on the company’s relative financial performance on a consolidated basis against the performance of the Russell 2000 index companies and the executive’s individual performance. Financial performance for 2006 was measured based on return on investment, growth in earnings per share, and actual performance against the company’s business plan with each factor given equal weight. In addition, based on an assessment of individual performance, the Committee may grant an NEO who is a corporate officer up to an additional 10% of his/her target award based on individual performance during the year.

The bonus formula was changed in 2004 to add the actual performance versus planned performance factor, reflecting the Committee’s desired emphasis on achievement of a certain level of performance. The weighting of the three financial performance factors was also changed and the changes were phased in over three years, in part reflecting the company’s challenging business environment in 2004 and 2005. For 2004, performance against the company’s business plan was weighted at 70% and return on investment and growth in earnings per share were weighted at 15% each. For 2005, performance against the company’s business plan was weighted 50% and return on investment and growth in earnings per share were weighted at 25% each. Beginning in 2006, each of the three performance factors were weighted equally.

The Committee’s decision to measure its annual performance against the Russell 2000 index companies was based on extensive discussions with its independent consultant and management. The conclusion was that investors seeking to invest in the company would tend to compare its performance against other similarly sized companies as represented by the Russell 2000 index. It was also determined, after an exhaustive review, that the most likely measures affecting shareholder value over time are return on investment and growth in earnings per share.

The company’s actual return on investment and growth in earnings per share performance for the year for each performance factor is compared to that of the average of the companies comprising the Russell 2000 for the immediate prior five-year period. If the company’s performance is at the median of the Russell 2000, the target bonuses will be earned. Financial performance in the 1st quartile results in no bonus payment; performance at the median results in a bonus at 100% of target; and performance at the top of, or above, the 3rd quartile results in a maximum bonus payment at 200% of the target. Interpolation is used to determine payments for financial performance between these quartiles. This performance measurement methodology remains constant although the performance of the Russell 2000 changes annually, thus increasing or decreasing the targets annually.

2006 Performance

In 2006, the median lagging five-year return on investment of the Russell 2000 was 4.9% and the company’s actual return on investment for 2006 was 8.6%. The median lagging five-year growth in earnings per share of the Russell 2000 was 1.5% and our actual growth in earnings per share for 2006 was 128.1%. Actual company performance versus the company’s business plan was 123.8%. Of the total actual annual bonus earned for 2006 and reported in the summary compensation table, 32.6% is attributable to the company’s return on investment performance, 37.5% is attributable to growth in earnings per share and 29.9% is attributable to actual versus planned performance. Had the weighting of these performance factors remained the same as they were in 2005, the actual 2006 bonuses would have been slightly higher.

The annual bonus for Mr. Cahill, who is an employee of a subsidiary, was determined based on predetermined financial goals for the Industrial Distribution segment and his individual performance. These financial goals and their weighting are: budgeted return on investment versus target return on investment (20%), actual return on investment versus budgeted return on investment (20%), actual return on investment versus target return on investment (40%), growth in earnings (20%) and, to a limited extent, other factors established by the CEO. Target return on investment is established for this segment based on its past three-year performance subject to certain limits for 2006. In 2006, the Industrial Distribution segment increased its sales by 7%, which generated an additional $7.7 million in operating income and an increase in its return on investment above its target for 2006, resulting in an annual cash bonus for Mr. Cahill of two hundred percent of his target award. This level of financial performance was outstanding; however, since past performance is the basis for setting the next year’s target, it will take a meaningful increase in 2007 performance to achieve a similar level of bonus award in 2007.

2006 Payments

In February 2007, Messrs. Kuhn, Garneau, Cahill, Galla, and Ms. Clark were paid total annual cash bonus awards in the amounts of $1,339,200, $607,200, $336,000, $224,316, and $289,800, respectively, which were earned for fiscal year 2006 and are reported in the “Non-Equity Incentive Compensation” column in the Summary Compensation Table at page 24. Expressed as a percentage of base salary at fiscal year end, the payments were as follows: Mr. Kuhn: 149%; Mr. Garneau: 110%; Mr. Cahill: 100%; Ms. Clark: 92%; and Mr. Galla: 84%.

Under the terms of the cash bonus plan, the Committee can, in its sole discretion, increase or decrease any computed award to reflect the Committee’s interpretation of actual results. The Committee did not exercise this discretion in 2006 for any NEO. The Committee has decided not to qualify payments under this plan for 2006 as “performance based pay” under Internal Revenue Code section 162 (m) so that it may retain the discretion to make these types of adjustments.

Long-Term Incentives

The Committee uses long-term incentive awards to focus executive officers on long-term performance and to align their financial interests with those of shareholders. For 2006, the Committee has only used cash-based long-term incentives based on 3-year performance cycles under the company’s 2003 Stock Incentive Plan, which was approved by shareholders in 2004. Actual payment of earned awards is made in cash unless a participant has not yet achieved his or her stock ownership guideline level. In those cases, the Committee may direct that up to one-third of the earned award be paid in company stock. Beginning with 2004, compensation earned under this plan has been treated as performance based pay and is deductible under Internal Revenue Code section 162 (m).

Awards will only be earned if the company financial performance compared to the Russell 2000 meets certain thresholds described below at the end of each three-year performance period. Financial performance is measured based on performance factors that the company has determined to be significant indicators of its long term success: three-year average return on total investment (40%), average annual growth in earnings per share (40%), and total three-year return to shareholders (20%). The company’s actual performance for each performance goal is compared to that of the average of the companies comprising the Russell 2000 index for the same three-year period. The Committee chooses the Russell 2000 index companies as a peer group for long-term financial performance comparison for much the same reason as it did in the annual bonus plan—these are the type of companies against which an investor would likely compare the company’s performance in considering investment decisions.

Financial performance in the 1st quartile results in no award payment; performance at the median results in an award payment at 100% of target; and performance at the top of, or above, the 3rd quartile results in a maximum bonus payment at 200% of the target. Interpolation is used to determine payments for financial performance between these quartiles. The methodology for determining the financial targets remains the same year to year, although the actual targets vary for each performance period based on the three-year performance of the Russell 2000 companies.

Payments earned, if any, are generally paid in May or June of the year following the end of the performance period. This payment date gives the Committee time to collect and analyze the performance result of the Russell 2000 companies for the performance period. A payment was made to each of the NEOs in June 2006 which was attributable to the completed performance period January 1, 2003—December 31, 2005. Actual amounts earned for the performance period January 1, 2004—December 31, 2006 are not yet determinable. However, the estimated amounts accrued as of December 31, 2006 for financial statement purposes for the performance period January 1, 2004—December 31, 2006 for the Named Executive Officers are as follows: Mr. Kuhn, $1,338,920; Mr. Garneau, $572,800; Mr. Cahill, $288,548; Ms. Clark, $267,140; and Mr. Galla, $213,082. The actual amounts earned will be reported in a Form 8-K filing when the payments are approved by the Committee.

Retirement Benefits

The company offers a tax-qualified defined benefit pension plan for most of its full-time employees, including the NEOs. In addition it offers all of our Named Executive Officers a supplemental employees’ retirement plan, which we refer to as the SERP, that pays the difference in retirement benefits between what the officer would be entitled to receive from the company’s qualified pension plan, but for government imposed restrictions, and what is actually received from the tax-qualified plan. The purpose of these plans is to provide a reasonable level of retirement income taking into account pre-retirement earnings and length of service with the company. The change in the value of the tax-qualified pension plan and SERP benefits in 2006 is shown in the Summary Compensation Table at page 24 and the full value of these benefits at normal retirement age is shown in the Pension Benefits Table at page 27.

The Board made significant changes to the SERP in 2006. For 2005 and prior years, pension eligible compensation included salary, bonus and taxable income attributable to restricted stock awards, and cash-settled stock appreciation rights. In addition, Mr. Kuhn was provided more than one year of service credit for completing a year of service in accordance with the SERP. To address the rate of pension accruals, the Board amended the SERP effective January 1, 2006 to provide that only base salary and annual cash bonus paid would be included as pension earnings after 2005. At the same time, the Board also amended the SERP to limit the amount of benefits that Mr. Kuhn could receive from the SERP. If Mr. Kuhn had terminated employment prior to December 31, 2006, the maximum lump sum that would have been paid from the SERP to him would have been $8.912 million. If Mr. Kuhn terminates employment on or after December 31, 2006 but prior to December 31, 2007, the maximum lump sum that can be paid is $10.5 million. In no event may more than $12 million be paid as a lump sum to Mr. Kuhn from the SERP.

In February 2007, the Board further amended its SERP program. In connection with the Named Executive Officers agreeing to revised employment and change in control agreements and the change to the definition of pension earnings, the Board amended the SERP to change which years of service are considered when calculating pension earnings. Effective for periods on and after January 1, 2005, pension earnings will be based on the highest five years of pension earnings over the last ten years whether or not consecutive. This change allowed long service executives to avoid an immediate decrease in their pension earnings level as of January 1, 2005. The Board also provided for payments not made to a Named Executive Officer as a retirement benefit under the SERP during his or lifetime to be paid as a lump sum death benefit to the surviving spouse or a named beneficiary (in the case of Mr. Garneau) or the executive’s estate (in the case of an executive who dies without a surviving spouse or, in the case of Mr. Garneau, a named beneficiary).

Other Benefits

In addition to base salary, annual cash bonuses, long-term incentives and retirement benefits, our Named Executive Officers also participate in certain employee benefit programs we provide. These benefits programs are designed to be competitive with market practices, and to attract and retain the executive talent we need.

Deferred Compensation Plan

A select group of highly compensated management employees, including the Named Executive Officers, are eligible to participate in our Non-qualified Deferred Compensation Plan. The Non-qualified Deferred Compensation Plan allows participants to defer certain types of compensation. The plan does not provide for above-market returns. For more information about the Deferred Compensation Plan, please refer to “Non-Qualified Deferred Compensation Plan” following the Non-Qualified Deferred Compensation Plan Table at page 29.

Perquisites

The company provided perquisites to certain executives in 2006 to recognize the interrelationship of personal and business demands and to assist them in managing their financial affairs leaving more time for attention to company matters. These perquisites include: (1) lease of a company automobile, (2) eligibility for one country club membership, with amounts attributable to personal use included in the executive’s taxable income, and (3) a taxable allowance of up to $10,000 for financial counseling services, which may include tax preparation and estate planning services. In addition, we also provided for reimbursement of Mr. Kuhn’s legal fees in connection with negotiation of his employment agreement in 2006. The Summary Compensation Table provides information regarding the incremental cost of perquisites for the NEOs in 2006. The company maintains one corporate aircraft, which was used only for company business purposes during 2006.

Employment Agreements and Severance/Change in Control Arrangements

Effective February 21, 2006, the company agreed upon a new two-year employment agreement with Mr. Kuhn. This new agreement replaced and superceded the previous employment agreement and change in control agreement originally extended to Mr. Kuhn in the fall of 1999 (and as later amended in certain respects). These prior agreements and related provisions included broad employment protections for Mr. Kuhn as an inducement for him to join the company during a time of transition for the company and its founder, Charles Kaman, including two years of salary and annual bonus as severance benefits upon resignation without good reason and multiple year of service crediting provisions under the SERP for one year of employment with the company.

The new employment terms reduce the company’s post-employment obligations to Mr. Kuhn in a manner that balances the commitments made to him when he joined the company in 1999 with prevailing market practices and his anticipated retirement date. Mr. Kuhn’s new employment agreement limits all severance to a period from employment termination to not later than February 21, 2008, and provides for a flexible transition process with a successor. As discussed above, in connection with entering into the new employment agreement, the company and Mr. Kuhn also agreed to limit his future benefits under the SERP.

In February 2007, the other Named Executive Officers agreed to new employment and change in control agreements with the company and, with respect to Mr. Cahill, Kaman Industrial Technologies Corporation, a subsidiary of the company. The primary reason for entering into these new agreements was to standardize the terms of employment for all Named Executive Officers. The changes in these agreements include: conforming the “good reason” and “cause” definitions to Mr. Kuhn’s employment agreement, modifying the change in control definition to exclude the sale of a subsidiary with respect to a parent company executive, requiring a signed release in exchange for severance benefits in all events and restricting when an executive would be entitled to a Section 280G tax gross-up payment. Details of each of the Named Executive Officer’s agreement and the estimated payments which the Named Executive Officers would receive under different termination circumstances are set forth below in “Potential Payments Upon Termination or Change In Control”.

Additional Compensation Policies

Review of Stock Option Grant Practices

During 2006, the Committee reviewed the company’s current and prior stock option, restricted stock and stock appreciation rights grant practices. It has determined that all grants have been made only on the date authorized by the Committee and that the price of the stock was the average of the opening and closing price on the date the grant was authorized, all in accordance with the 2003 Stock Incentive Plan or its predecessor plan. For the past several years, the Committee’s practice has been to grant stock options, restricted stock and stock appreciation rights (except for new hires) at its February meeting at the same time that the Committee reviews the company’s financial performance for the previous year. In the case of new hires, the grant date has been either the date of the Committee meeting at which the grant is approved, or if the individual has not yet commenced employment, the date that employment commences.

The amounts shown in the Summary Compensation Table for restricted stock awards, options and stock appreciation rights awards reflect awards made in prior years and for which restrictions lapsed (restricted stock awards) or rights vested (option and stock appreciation rights awards) in 2006. These amounts were determined in accordance with Statement of Financial Accounting Standards No. 123 (R) (“FAS 123(R)”) and in this regard, the “Option Awards” column in the Summary Compensation Table reflects the increase in fair value of vested stock appreciation rights granted to NEOs before 2006. The Committee chose to retain the original vesting schedule and not to accelerate the vesting of outstanding restricted stock, stock options or stock appreciation rights as did many companies.

Stock Ownership Guidelines for Directors and Executive Officers

Effective February 21, 2006, the Board approved stock ownership guidelines both for non-employee Directors and for corporate management. The Board believes that the Directors and senior management should have a significant equity position in the company and that these guidelines will serve to further the Board’s interest in encouraging a longer-term focus in managing the company.

The stock ownership guidelines that were adopted by the Board of Directors for non-employee Directors require each non-employee Director to have an ownership multiple of 3 times his or her annual cash retainer, which for the years 2006 and 2007 is $45,000. Directors who do not meet the ownership guidelines must hold shares received pursuant to restricted stock grants (with such shares being netted for the income tax effect thereof) for a period of 3 years or until the guidelines are met, whichever is earlier.

The stock ownership guidelines for senior management require covered executives to retain one-third of the net after-tax gain realized under equity-based compensation awards granted after the adoption of the guidelines, until they achieve and continue to maintain the following stock ownership levels:

President and Chief Executive Officer	3 times salary

Participants in the Long-Term Incentive Award Program under the 2003 Stock Incentive Plan (7 individuals)	2 times salary

All Other Corporate Officers (7 individuals)	1 times salary

The Committee reviews stock ownership levels of executives subject to these guidelines on a quarterly basis. Neither exercisable stock options nor restricted stock that remains subject to restrictions are included in the determination of compliance with the ownership levels set forth above. All NEOs currently meet the stock ownership requirements.

In determining whether the guidelines have been achieved at any particular point, the price of the Common Stock will be the higher of (i) the then current market value determined by the closing price of the Common Stock on the date of the determination; or (ii) the closing price on February 21, 2006, which was $21.13. The closing price of the Common Stock on March 1, 2007 was $22.25.

Material Tax and Accounting Implications of the Program

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to a company’s Chief Executive Officer and other Named Executive Officers. Specified compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. Where necessary, the Committee generally seeks to structure compensation amounts and plans that meet the requirements for deductibility under this provision. Specifically, the Committee has taken steps to qualify cash-based long-term incentive awards and stock options. However, the Committee considers it important to retain flexibility with respect to its annual cash bonus program, and it has determined not to comply with Section 162(m) with respect to that plan for 2006. Specific to compensation reported in this proxy statement as paid for fiscal year 2006, the following elements do not meet the requirements of Section 162(m): $2,010,922 attributable to cash bonuses and $1,424,403 attributable to stock incentive awards granted prior to the 2003 Stock Incentive Plan’s compliance with Section 162(m).

Personnel & Compensation Committee Report

The Personnel & Compensation Committee has reviewed and discussed this Compensation Discussion and Analysis with management and concurs with its contents. Based on this review and discussion, the Personnel & Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the company’s proxy statement on Schedule 14A and incorporated in its annual report to the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2006.

Personnel & Compensation Committee

Brian E. Barents, Chair

Robert Alvine

E. Reeves Callaway III

Richard J. Swift

This report shall not be deemed to be incorporated by reference by any general statement incorporating this proxy statement by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such statutes.

SUMMARY COMPENSATION TABLE FOR FISCAL YEAR 2006

The following table sets forth the aggregate amounts of compensation earned in the year ended December 31, 2006 for services rendered in all capacities by our Named Executive Officers. These officers are our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers.

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value(4) and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)	Total ($)
PAUL R. KUHN	2006	$900,000	$114,720	$367,429	$1,339,200	$2,011,000	$46,256	$4,778,605
Chairman, President and Chief Executive Officer

ROBERT M. GARNEAU	2006	$550,000	$68,468	$227,568	$607,200	$1,302,800	$24,805	$2,780,841
Executive Vice President and Chief Financial Officer

T. JACK CAHILL	2006	$336,000	$40,085	$122,014	$336,000	$406,900	$20,712	$1,261,711
President, Kaman Industrial Technologies Corporation

CANDACE A. CLARK	2006	$315,000	$53,546	$108,451	$289,800	$304,000	$21,485	$1,092,282
Senior Vice President and Chief Legal Officer

RONALD M. GALLA	2006	$268,000	$44,466	$93,062	$224,316	$177,300	$29,235	$836,379
Senior Vice President and Chief Information Officer

(1)

Represents restricted stock awards granted in prior years for which restrictions lapsed in 2006, valued in accordance with FAS 123 (R). Please refer to Footnote 18 contained in the company’s audited consolidated financial statements for the year ended December 31, 2006, Exhibit 13 to the company’s Annual Report to the Securities and Exchange Commission on Form 10-K.

(2)

Represents the fair value of stock options and stock appreciation rights that vested in 2006, in accordance with FAS 123 (R). Please refer to Footnote 18 contained in the company’s audited consolidated financial statements for the year ended December 31, 2006, Exhibit 13 to the company’s Annual Report to the Securities and Exchange Commission on Form 10-K.

(3)

Represents the cash bonus earned for 2006 that was paid in February 2007 under our cash bonus plan. This column does not reflect payments that may become due under the LTIP feature of the 2003 Stock Incentive Plan for the January 1, 2004 – December 31, 2006 performance period. For an explanation of the operation of the LTIP, please see the Long Term Incentives section of the Compensation Discussion and Analysis at page 19.

(4)

Represents total change in the present value of accumulated benefits under our pension plan and SERP. If the SERP benefits provided by the changes adopted in February 2007 had been included in the valuation of benefits at December 31, 2006 and December 31, 2005, the change in pension value would have been as follows: Mr. Kuhn, $1,997,800; Mr. Garneau, $1,118,200; Mr. Cahill, $532,700; Ms. Clark, $256,600; Mr. Galla, $209,700.

(5)

The amounts reported in this column include participation in the Senior Executive Life Insurance Program, employer matching contributions under our Thrift and Retirement Plan (401(k)), supplemental employer contributions under our Deferred Compensation Plan (if any), payments under the Medical Expense Reimbursement program (“MERP”) and perquisites. The company’s perquisite program for executive officers provides (1) a leased automobile, reimbursement for maintenance costs and the ability to purchase the vehicle: (2) tax/estate planning reimbursement up to $10,000 per individual per calendar year: and (3) for Mr. Kuhn, fees for personal use of a country club membership. In addition, in 2006 Mr. Kuhn was reimbursed for legal fees he incurred in renegotiating his employment contract. None of the named executive officers received any individual perquisite the value of which was in excess of the greater of $25,000 or 10% of the total value of all perquisites. The company also maintains one corporate aircraft, which was used only for company business purposes during 2006.

Employment Agreements

The Company has entered into Employment Agreements with each of its Named Executive Officers. Forms of these agreements have been filed as exhibits to our Form 8-K filing dated February 26, 2007.

In February 2006, a new two-year employment agreement with Mr. Kuhn was executed that provides for his employment as President and Chief Executive Officer of the company through February 21, 2008 (the “Employment Term”). The agreement replaced the prior employment agreement and change in control agreement entered into with Mr. Kuhn. We may appoint a successor President and Chief Executive Officer to

Mr. Kuhn during the Employment Term, in which case Mr. Kuhn’s duties and responsibilities shall thereafter consist of assisting the company and his successor in the senior management transition and serving as our Chairman.

Under the agreement, Mr. Kuhn is entitled to an annual base salary of at least $900,000, and eligibility to receive an annual bonus for 2006 and 2007 to be determined by the Personnel & Compensation Committee, with a target bonus opportunity to be not less than 80% of base salary. The agreement provides for his participation in our employee benefit programs generally applicable to our senior executives. Under the agreement, the company will also provide him with up to four weeks vacation, premium payments towards a $1.2 million life insurance policy owned by Mr. Kuhn and a company car. Mr. Kuhn’s compensation and benefits under the agreement will not be affected by the appointment of a successor President and Chief Executive Officer during the Employment Term.

In February 2007, we entered into employment agreements with our other Named Executive Officers. The term of these agreements extend until January 1, 2010, subject to annual renewal except in the case of Mr. Garneau, whose employment term is scheduled to expire upon attaining sixty-five years of age. These agreements provide our other named executives with the following annual base salary (subject to annual increase) and bonus opportunity effective January 1, 2007: Mr. Garneau—$575,000 of annual base salary and an annual bonus opportunity of 60% of base salary; Mr. Cahill—$350,000 annual base salary and an annual bonus opportunity of 50% of annual base salary; Ms. Clark—$326,000 annual base salary and an annual bonus opportunity of 50% of annual base salary; Mr. Galla—$282,000 annual base salary and an annual bonus opportunity of 45% of annual base salary. These agreements further provide for participation in our employee benefit programs generally applicable to our senior executives on terms substantially similar to the employment agreement to Mr. Kuhn, except that (a) Ms. Clark and Mr. Galla are not entitled to continued premium payments for their lifetime under our Senior Executive Life Insurance Program, (b) Messrs. Garneau and Cahill are entitled to 5 weeks paid vacation, (c) none of the special provisions applicable to Mr. Kuhn under our SERP and described in the Pension Benefits Table below shall apply to our other executives and (d) Mr. Garneau, who is not married, is entitled to designate a beneficiary for his benefits under our SERP.

Grants of Plan-Based Awards in 2006 Fiscal Year

The following grants were made during the 2006 fiscal year to the Named Executive Officers pursuant to the company’s 2003 Stock Incentive Plan and cash bonus plan.

Grants of Plan-Based Awards

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards						Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards Number of Shares of Stock or Units (#)	All Other Option Awards Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
			Threshold ($)		Target ($)		Maximum ($)		Threshold (#)	Target (#)	Maximum (#)
Paul R. Kuhn	11/7/2006 1/1/2006	(1) (2)	$ $	0 0	$ $	1,504,000 720,000	$ $	3,008,000 1,440,000	— —	— —	— —	— —	— —	— —	— —
Robert M. Garneau	11/7/2006 1/1/2006	(1) (2)	$ $	0 0	$ $	632,500 330,000	$ $	1,265,000 660,000	— —	— —	— —	— —	— —	— —	— —
T. Jack Cahill	11/7/2006 1/1/2006	(1) (2)	$ $	0 0	$ $	332,500 168,000	$ $	665,000 336,000	— —	— —	— —	— —	— —	— —	— —
Candace A. Clark	11/7/2006 1/1/2006	(1) (2)	$ $	0 0	$ $	309,700 157,500	$ $	619,400 315,000	— —	— —	— —	— —	— —	— —	— —
Ronald M. Galla	11/7/2006 1/1/2006	(1) (2)	$ $	0 0	$ $	253,800 120,600	$ $	507,600 241,200	— —	— —	— —	— —	— —	— —	— —

(1)

Grant made under the 2003 Stock Incentive Plan for the three-year performance period 1/1/2007 – 12/31/2009. Payouts are made within 270 days after the end of the performance period and upon review and approval by the Personnel & Compensation Committee. Please see the discussion of performance goals and targets contained in the Long Term Incentives section of the Compensation Discussion and Analysis at page 19.

(2)	Actual determination of the award amount, and its payment, was made in February 2007. Please see the Annual Cash Bonuses section of the Compensation Discussion and Analysis at page 17.

Outstanding Equity Awards at 2006 Fiscal Year-End

The following table lists the outstanding stock options, stock appreciation rights and restricted stock awards at December 31, 2006 for each of the Named Executive Officers.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercis- able	Number of Securities Underlying Unexercised Options (#) Unexer- cisable(1)		Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Number of Shares or Units of Stock That Have Not Vested ($)(2)(3)	Equity Incentive Plan Awards Number of Unearned Shares, Units or other Rights That Have Not Vested (#)	Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, Units or other Rights That Have Not Vested ($)
Paul R. Kuhn	5,000			—	$16.31	2/13/2011	8,000	$179,120	—	—
Paul R. Kuhn	4,200	4,200		—	$14.50	2/12/2012
Paul R. Kuhn		10,400	*	—	$14.50	2/12/2012
Paul R. Kuhn		36,000	*	—	$9.90	2/25/2013
Robert M. Garneau	1,261			—	$16.31	2/13/2011	4,540	$101,651	—	—
Robert M. Garneau	535	535		—	$14.50	2/12/2012
Robert M. Garneau		1,865		—	$14.50	2/12/2012
Robert M. Garneau		5,800	*	—	$14.50	2/12/2012
Robert M. Garneau		20,400	*	—	$9.90	2/25/2013
Robert M. Garneau	6,000	24,000		—	$11.50	2/22/2015
T. Jack Cahill	1,432			—	$16.31	2/13/2011	2,600	$58,214	—	—
T. Jack Cahill	368			—	$16.31	2/13/2011
T. Jack Cahill	5,600	1,400		—	$14.50	2/12/2012
T. Jack Cahill		3,600	*	—	$14.50	2/12/2012
T. Jack Cahill		11,680	*	—	$9.90	2/25/2013
Candace A. Clark	5,000			—	$17.00	2/10/2008	2,900	$64,931	—	—
Candace A. Clark	6,000			—	$14.50	2/9/2009
Candace A. Clark	7,500			—	$10.31	2/15/2010
Candace A. Clark	10,500			—	$16.31	2/13/2011
Candace A. Clark	4,376	1,094		—	$14.50	2/12/2012
Candace A. Clark	8,424	2,106		—	$14.50	2/12/2012
Candace A. Clark		11,040	*	—	$9.90	2/25/2013
Ronald M. Galla	2,000			—	$16.31	2/13/2011	2,440	$54,632	—	—
Ronald M. Galla	1,407	1,407		—	$14.50	2/12/2012
Ronald M. Galla	4,772	1,193		—	$14.50	2/12/2012
Ronald M. Galla		9,400	*	—	$9.90	2/25/2013

*	Represent stock appreciation rights, payable solely in cash.
(1)

Generally, options and stock appreciation rights vest at the value of twenty percent per year, beginning one year after the grant date and have a term of 10 years. Vesting of these awards may be accelerated upon death, disability, retirement or upon termination of employment following a change in control event, or in other termination of employment circumstances in accordance with the employment agreements and change in control agreements for each NEO and otherwise as provided in the 2003 Stock Incentive Plan. Please see the Post Termination Payments and Benefits section at page 29.

(2)	Market value is calculated based on the closing price of the company’s Common Stock on December 29, 2006 (the last business day of the year), which was $22.39.
(3)

Generally, restrictions lapse with respect to restricted stock awards at the rate of twenty percent per year, beginning one year after the grant date. Lapsing of restrictions may be accelerated upon death, disability, retirement or upon termination of employment following a change in control event, or in other termination of employment circumstances in accordance with the employment agreements and change in control agreements for each NEO and otherwise as provided in the 2003 Stock Incentive Plan. Please see the Post Termination Payments and Benefits section at page 29.

Option Exercises and Stock Vested in Fiscal Year 2006

The following table lists the exercise of stock options and stock appreciation rights and the lapse of restrictions with respect to restricted stock awards for each Named Executive Officer during the year ended December 31, 2006.

	Option Awards				Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)(1)		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Paul R. Kuhn	41,400	(3)	$493,110		8,400	$178,724
Robert M. Garneau	27,104	(4)	$280,631	(4)	4,970	$105,717
T. Jack Cahill	13,440	(3)	$164,632		2,900	$61,681
Candace A. Clark	12,520	(5)	$154,554	(5)	3,750	$79,660
Ronald M. Galla	4,700	(3)	$68,620		3,120	$66,281

(1)

These amounts differ from the option awards shown in the Summary Compensation Table, which only reflect amounts that are attributable to 2006 for financial accounting purposes. The gains identified above represent the value actually received for all options (including previously vested but unexercised options) exercised in 2006. Stock appreciation rights have been paid in cash only.

(2)

The value of stock awards included in the Summary Compensation Table represent the value of stock awards vesting in 2006 and valued in accordance with FAS 123 (R). The amount shown above for restricted stock awards represents the actual value of the stock awards on the date restrictions lapsed.

(3)	Represents stock appreciation rights.
(4)	Includes 24,000 stock appreciation rights with a value of $257,300.
(5)	Includes 5,520 stock appreciation rights with a value of $77,114.

Pension Benefits

The table below shows the present value of accumulated benefits payable to each of our Named Executive Officers at age 65 and the number of years of service credited to each of the Named Executive Officers under the Kaman Corporation Employees’ Pension Plan, which we call the “pension plan” and the SERP.

Name	Plan Name	Number of Years of Service (12/31/2006) (#)	Present Value of Accumulated Benefit* ($)
Paul R. Kuhn	Kaman Corporation Employees’ Pension Plan	7.62	$336,519
	SERP	19.0(1)	$10,500,000	(2)
Robert M. Garneau	Kaman Corporation Employees’ Pension Plan	25.5	$1,043,288
	SERP	25.5	$6,186,471
T. Jack Cahill	Kaman Corporation Employees’ Pension Plan	31.7	$743,653
	SERP	31.7(3)	$3,458,020
Candace A. Clark	Kaman Corporation Employees’ Pension Plan	22.0	$466,750
	SERP	22.0	$925,277
Ronald M. Galla	Kaman Corporation Employees’ Pension Plan	22.7	$558,107
	SERP	22.7	$719,064

*

The material assumptions used for this calculation are as described in Footnote 14 to the company’s audited consolidated financial statements for the year ended December 31, 2006. Please see the Retirement Benefits section of the Compensation Discussion and Analysis at page 19. If the SERP benefits provided by the changes adopted in February 2007 had been included in the valuation of benefits at December 31, 2006, Mr. Kuhn’s benefit would have been unchanged, Mr. Garneau’s benefit would have been $6,532,981, Mr. Cahill’s benefit would have been $3,691,517, Ms. Clark’s benefit would have been $984,247, and Mr. Galla’s benefit would have been $773,843.

(1)

Mr. Kuhn earned three years of credited service for his employment during 2006 as provided under a SERP amendment executed in 1999. Mr. Kuhn will also earn three years of credited service for active employment in 2007, assuming that he remains employed with the company at year end or has terminated employment in a manner that results in a severance benefit under his current employment agreement.

(2)

Notwithstanding the multiple years of service crediting provision described in note 1 above, the SERP, as amended, limits the benefit payable under the SERP to a lump sum payment equal to $10,500,000 at the end of 2006, and $12,000,000 at the end of 2007.

(3)	As of December 31, 2006, Mr. Cahill had satisfied the years of service requirement in order to be eligible to retire at age 63 with a pension unreduced for early retirement, payable through the SERP.

The pension plan is a tax-qualified plan that provides benefits for the full-time U.S. employees of all U.S. subsidiaries (with the exception of certain acquired companies that have not adopted the pension plan). Employees become participants upon their completion of certain hours of service requirements and become vested in their pension benefits generally upon attaining five years of continuous service, as defined by the pension plan. Normal retirement, as defined by the pension plan, is generally age 65, however employees that work beyond age 65 may continue to accrue benefits. Employees may retire as early as age 55 with 5 years of service in accordance with pension plan provisions. The annual benefit under the pension plan is generally 60 percent of the average of the highest five consecutive years of “Covered Compensation” out of the final ten years of employment less 50 percent of the primary social security benefit, reduced proportionately for years of service less than 30 years. For certain business unit employees the formula is based on a percentage of earnings per year (generally up to 1.25%) during the course of their employment. At Kaman Corporation, the parent company, participants who joined the company prior to 2004, have 30 years of service, and have attained age 63, are permitted to retire with a pension benefit unreduced for early retirement; as of December 31, 2006, only Mr. Cahill has satisfied the years of service requirement in order to be eligible for this early retirement subsidy payable through the SERP.

The pension plan limits the amount of pension benefits that may be provided to participants under this formula in accordance with certain limits under federal tax laws. To the extent that these limits apply to certain executive officers, the company provides an additional benefit under the SERP program. Except as provided below, our SERP program generally makes each participant whole for the benefits under the retirement formula described above that could not be provided under the pension plan due to these limits. As discussed in the Compensation Discussion and Analysis above, only salary and annual bonus is treated as pensionable earnings on and after January 1, 2006. In light of this change, benefits under the SERP will be based on the highest five years of pensionable earnings over the last ten years whether or not consecutive. This change allowed long service executives to avoid an immediate decrease in their pensionable earnings level as of January 1, 2006. The Board also provided for payments not made to a Named Executive Officer as a retirement benefit under the SERP during his or her lifetime to be paid as a lump sum death benefit to the surviving spouse or a named beneficiary (in the case of Mr. Garneau) or the executive’s estate (in the case of an executive who dies without a surviving spouse or, in the case of Mr. Garneau, a named beneficiary).

We have amended our SERP program to comply in good faith with requirements of Section 409A. This amendment requires that all plan benefits be paid in the form of a single lump sum payment (as historically has been provided for under the SERP) upon employment termination or, if later, attainment of fifty-five years of age. Prior to this amendment, participants were allowed to commence payment of all SERP benefits at the same time and in the same manner as under the pension plan. In order to preserve grandfathering treatment for benefits accrued under our SERP for years prior to January 1, 2005, we adopted a separate plan document for SERP benefits accrued by our executive officers after December 31, 2004, which was filed as an exhibit to our Form 8-K filing on February 26, 2007.

Non-Qualified Deferred Compensation Plan

The following table presents Deferred Compensation Plan contribution, earnings and balance information for our Named Executive Officers:

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Paul R. Kuhn	$—	$—	$—	$—	$—
Robert M. Garneau	$—	$—	$611	$—	$12,165
T. Jack Cahill	$23,520	$—	$27,638	$—	$563,497
Candace A. Clark	$—	$—	$16,421	$—	$327,196
Ronald M. Galla	$—	$—	$36,181	$—	$720,941

(1)	Included in Summary Compensation Table under salary.
(2)	Interest is credited at 120% of Applicable Federal Long-term Rate.

An additional savings opportunity has been provided to certain employees, including executive officers, under this non-tax qualified deferred compensation plan (“DCP”). The DCP affords participants the opportunity to defer up to 50% of base salary and 100% of annual bonus for the year. The deferred amount grows at a crediting rate based of 120% of the Applicable Federal Long-Term Rate published by the Internal Revenue Service until a predetermined distribution date, which must commence on the first day of the third month following retirement, the January 2 following the retirement date, or at least three years following the year in which the deferral is made. The DCP provides for alternative payment rules in the event of termination of employment prior to retirement or in the event of death or disability. Unlike the SERP, our Deferred Compensation Plan has not yet been amended for Section 409A purposes.

POST TERMINATION PAYMENTS AND BENEFITS

The tables below reflect the amount of compensation payable to each of the Named Executive Officers of the company in the event of termination of such executive’s employment under various circumstances. The amount of compensation payable to each Named Executive Officer upon voluntary termination, retirement, involuntary not-for-cause termination, for cause termination, termination following a change of control and in the event of disability or death of the executive is estimated below.

Payments Made Upon Termination

Regardless of the manner in which a Named Executive Officer’s employment terminates, he or she may be entitled to receive amounts earned during his or her term of employment. Such amounts include:

•	unpaid base salary through the date of termination,

•	any accrued and unused vacation pay,

•	any unpaid bonus or LTIP award with respect to a completed performance period, and

•	all accrued and vested benefits under the company’s compensation and benefit programs, including the pension plan and the SERP.

Payments Made Upon Termination for Cause or Without Good Reason

In the event of the termination of a Named Executive Officer for cause or without good reason, he or she will be entitled to the amounts identified under the caption “Payments Made Upon Termination” above.

Payments Made Upon Retirement

In the event of the retirement of a Named Executive Officer (generally at age 65), in addition to the items listed under the heading “Payments Made Upon Termination” the Named Executive Officers will receive the following benefits:

•	the executive will vest in all outstanding equity awards;

•	a pro-rata portion of the named executive officer’s annual bonus for the performance year in which the termination occurs; and

•	the executive will be entitled to receive a prorated share of each outstanding cash-based long term incentive award at the target level.

Payments Made Upon Death or Disability

In the event of the death or disability of a Named Executive Officer, in addition to the benefits listed under the heading “Payments Made Upon Termination” above, the Named Executive Officer or his or her estate will receive the following:

•	the executive will vest in all outstanding equity awards;

•	benefits under the company’s disability plan or payments under the company’s life insurance plan, as appropriate; and

•	a pro-rata portion of the named executive officer’s annual bonus for the performance year in which the termination occurs.

Payment Made Upon Involuntary Termination of Employment without Cause or for Good Reason

In the event of the termination of a Named Executive Officer’s employment by us without cause (other than death or disability) or by the Named Executive Officer for good reason, in addition to the benefits listed under the heading “Payment Made Upon Termination”, the Named Executive Officer will receive the following benefits:

•

a lump-sum payment equal to two times the executive’s base salary and most recent bonus paid or earned, subject to a reduction as set forth in the employment agreement if termination of employment occurs within two years of the executive’s “retirement eligibility date” (as defined);

•	the executive will vest in all outstanding equity awards;

•	pro-rata payment of each outstanding long-term performance award (“LTIP”) for which the performance period has not yet been completed based on 100% of the target value;

•	title to the executive’s company automobile on an “as is” basis, with the automobile’s fair market value being taxable to the executive; and

•

continued participation at the company’s expense for up to 24 months in all medical, dental and vision plans which cover the executive and the executive’s eligible dependents, subject to offset due to future employment.

In addition, Mr. Kuhn will receive credited service under the SERP as if he remained employed with the company through December 31, 2007 if Mr. Kuhn’s employment is terminated by the company without cause or if he resigns with good reason during the term of his employment agreement.

Payments Made Upon a Change in Control

The company has entered into Change of Control Agreements with each Named Executive Officer other than Mr. Kuhn. Other than as noted below, the Change in Control Agreements for each Named Executive Officer are substantially similar. Forms of these agreements have been filed as exhibits to our Form 8-K filing on February 26, 2007.

If an executive’s employment is terminated without cause (other than due to death or disability) or by the executive for good reason within 90 days prior to the execution of a purchase and sale agreement resulting in a change in control or anytime thereafter until the second anniversary of a change in control, the executive will be entitled to receive the following severance benefits:

•	a lump-sum cash payment equal to the two times the executive’s base salary plus two times the last annual bonus paid or awarded to the executive in the three years preceding the date of termination;

•

continued participation at the company’s expense for 24 months in all medical, dental and vision plans which cover the executive and the executive’s eligible dependents, subject to offset due to future employment;

•	full vesting of the executive’s outstanding equity awards;

•	payment of the executive’s long term incentive plan awards at 100% of the target value of the award;

•

an additional two years of credited and continuous service under the SERP, provided however, that Mr. Cahill’s SERP shall be equal to one and one-fifteenth (1 and 1/15) of his then current SERP benefit;

•

benefits under any post-retirement health care plans if the executive would have otherwise become eligible for those benefits by remaining employed through the second anniversary of the employment termination date;

•

prepayment of premiums under any life insurance policy insuring the life of the executive in the case of Messrs. Garneau and Cahill and, in the case of Ms. Clark and Mr. Galla, continued payment of remaining life insurance premium payments;

•

reimbursement for up to $30,000 (in the aggregate) for outplacement services and relocation costs until the earlier of the first anniversary of the date of termination or the first day of employment with a new employer; and

•	title to the executive’s company automobile, with the automobile’s book value being taxable to the executive.

Generally, pursuant to the agreements, a change of control is deemed to occur if:

•	a person unaffiliated with the company acquires more than thirty-five percent control over our voting securities;

•	there is an unapproved change in more than fifty percent of our directors over two consecutive years;

•	a merger with an unrelated entity that results in our shareholders owning fifty percent or less of the voting securities of the merged entity (or its parent company) occurs; or

•	there is a sale of substantially all of the company’s assets to an unrelated third party or stockholder approval of a plan of complete liquidation or dissolution of the company.

In addition, solely with respect to Mr. Cahill, a change in control includes a sale of Kaman Industrial Technologies Corporation.

Coordination Between Employment Agreements and Change in Control Agreements

A Named Executive Officer will not be entitled to receive full severance benefits under both the executive’s Employment Agreement and the executive’s Change in Control Agreement. An executive shall be entitled to Severance Benefits under his or her Employment Agreement or Change in Control Agreement only if (1) the executive signs a release agreement, and (2) the executive does not compete with the company and its subsidiaries and does not solicit their employees during the 2-year period following termination of employment.

A tax gross-up for excise taxes under Section 4999 of the Internal Revenue Code (and income taxes on the gross-up) that become payable by an executive will be paid only if payments (including vesting of outstanding equity compensation awards) contingent on a change in ownership or control of the company exceed the maximum amount (as determined under applicable tax rules) that the executive could receive without having any such payments become subject to such tax by at least $100,000.

Assumptions Regarding Post Termination Payment Tables

The following tables were prepared as though each Named Executive Officer’s employment was terminated on December 29, 2006 (the last business day of 2006) using the closing price of the company’s Common Stock as of that day ($22.39). The amounts under the column labeled “Termination by Us without Cause or by Named Executive Officer for Good Reason on Account of a Change in Control” assume that a change in control occurred on December 29, 2006. We are required by the Securities and Exchange Commission to use these assumptions. With those assumptions taken as a given, the company believes that the remaining assumptions listed below, which are necessary to produce these estimates, are reasonable in the aggregate. However, the executives’ employment was not terminated on December 29, 2006 and a change in control did not occur on that date. There can be no assurance that a termination of employment, a change in control or both would produce the same or similar results as those described if either or both of them occur on any other date or at any other price, or if any assumption is not correct in fact.

General Assumptions

•	Base amount calculations for Section 280G tax gross-up are based on each Named Executive Officer’s taxable wages (Form W-2, Box 1) for the years 2001 through 2005.

•

All Named Executive Officers were assumed to be subject to the maximum federal and Connecticut income and other payroll taxes, aggregating to a net combined effective tax of 62.45% when calculating the excise tax gross-up.

Equity-Based Assumptions

•

Stock options and stock appreciation rights vested on December 29, 2006 with respect to a change in control, termination of employment without Cause by the Company or by the Named Executive Officer for Good Reason, retirement, death or disability.

•

Stock options and stock appreciation rights that become vested due to a change in control are valued based on their “spread” (i.e, the difference between the stock’s fair market value and the exercise price).

•

It is possible that IRS rules would require these items to be valued using a valuation method such as the Black-Scholes model if they continued after a change in control. Using a Black-Scholes value in lieu of the “spread” would cause higher value for excise taxes and the related tax gross-up payment.

Incentive Plan Assumptions

•

The entire value of long-term incentive plan awards with a performance period that has not ended as of a change in control are fully taken into account without any discount for amounts that may earned as of the assumed change in control date for purposes of the excise tax gross-up payment.

•	All amounts under the Company’s annual bonus plan were earned for 2006 in full based on actual performance and are not treated as subject to the excise tax upon a change in control.

Retirement Benefit Assumptions

•

The present value of the additional service credit for retirement benefits consist of 2 years of additional years (except in the case of Mr. Kuhn, whose additional service credit is capped at $1,500,000).

•	All benefits are payable in a single lump sum at the participant’s earliest retirement-eligible date.

Non-Compete Assumption

•

Solely for purposes of illustrating the potential payment amounts, we have not taken into account that some payments payable after a change in control that are attributable to a non-compete agreement may be exempt from excise taxes as reasonable compensation.

PAUL R. KUHN

	Termination by Us for Cause or Voluntary Termination by Named Executive Officer Without Good Reason	Termination by Us without Cause or by Named Executive Officer with Good Reason on Account of a Change in Control	Termination by Us without Cause or by Named Executive Officer with Good Reason	Payments at Retirement Other Than Pension and SERP Benefit	Death	Disability
Cash Severance(1)	$0	$2,223,539	$2,223,539	$0	$0	$0
Acceleration of Long Term Incentive Grants at Target(2)	$0	$1,888,333	$1,888,333	$1,888,333	$0	$0
Value of Accelerated Unvested Equity(3)	$0	$743,954	$743,954	$743,954	$743,954	$743,954
Benefits Continuation(4)	$0	$22,030	$22,030	$0	$0	$0
Life Insurance(5)	$0	$431,309	$431,309	$431,309	$0	$431,309
Company Car(6)	$0	$51,300	$51,300	$51,300	$0	$0
Outplacement Services	$0	$0	$0	$0	$0	$0
Present Value of Additional Service Credit for Retirement Benefits(7)	$0	$1,500,000	$1,500,000	$0	$0	$0
Excise Tax and Gross-Up	$0	$0	$0	$0	$0	$0
Accrued Benefits(8)	$35,013	$35,013	$35,013	$35,013	$35,013	$35,013

Notes:

(1)	Reflects 1.1666 times the sum of Mr. Kuhn’s 2006 base salary ($900,000) and last paid bonus ($1,006,000).
(2)	Reflects a pro-rata payment of the 3-year long-term incentive award grants made for the 2004-2006, 2005-2007, and 2006-2008 performance periods.
(3)

Reflects the value of unvested equities that become vested upon the event. Mr. Kuhn also has vested but unexercised options and stock appreciation rights with a fair market value of $63,526 at December 31, 2006.

(4)	Reflects the value of premium payments to be made for medical, dental, MERP and vision for 18 months at company cost, based on 2007 premiums for active employees with one dependent.
(5)	Reflects the value of regular annual premium based on 2006 rate, which will be paid but fluctuate throughout the life of the executive.
(6)	Reflects the value of the automobile at Kelley Blue Book trade in value.
(7)

This amount does not include amounts that the Named Executive Officer accrued under the Company’s pension plan and SERP as of December 31, 2006, which are disclosed in the Pension Benefits table at page 27.

(8)

Reflects Thrift plan (401(k) plan) company matching contributions. Mr. Kuhn is also entitled to receive his contributions to this plan. The definition of accrued benefits does not include amounts already reported in the Pension Benefits table on page 27, unpaid vacation and unreimbursed business expenses that may be due.

ROBERT M. GARNEAU

	Termination by Us for Cause or Voluntary Termination by Named Executive Officer Without Good Reason	Termination by Us without Cause or by Named Executive Officer with Good Reason on Account of a Change in Control	Termination by Us without Cause or by Named Executive Officer with Good Reason	Payments at Retirement Other Than Pension and SERP Benefit	Death	Disability
Cash Severance(1)	$0	$2,032,000	$2,032,000	$0	$0	$0
Acceleration of Long Term Incentive Grants at Target(2)	$0	$1,260,000	$826,667	$826,667	$0	$0
Value of Accelerated Unvested Equity(3)	$0	$682,505	$682,505	$682,505	$682,505	$682,505
Benefits Continuation(4)	$0	$13,717	$13,717	$0	$0	$0
Life Insurance(5)	$0	$399,024	$399,024	$399,024	$0	$399,024
Company Car(6)	$0	$27,100	$27,100	$27,100	$0	$0
Outplacement Services	$0	$30,000	$0	$0	$0	$0
Present Value of Additional Service Credit for Retirement Benefits(7)	$0	$666,256	$0	$0	$0	$0
Excise Tax and Gross-Up	$0	$1,486,760	$0	$0	$0	$0
Accrued Benefits(8)	$85,592	$85,592	$85,592	$85,592	$85,592	$85,592

Notes:

(1)	Reflects two times Mr. Garneau’s 2006 base salary ($550,000) and last paid bonus ($466,000).
(2)

For a change in control, payment reflects 100% of target for each outstanding long-term incentive award made for the 2004 – 2006, 2005 – 2007, and 2006 – 2008 performance periods. For termination with good reason or retirement, the amount reflects a pro-rata payment of the same 3-year long-term incentive grants.

(3)

Reflects the value of unvested equities that become vested upon event. Mr. Garneau also has vested but unexercised options and stock appreciation rights with a fair market value of $77,255 at December 31, 2006.

(4)	Reflects the value of premium payments to be made for medical, dental, MERP and vision for 18 months at company cost, based on 2007 premiums for active employees with one dependent.
(5)

Reflects the value of regular annual premium based on 2006 rate, which may fluctuate from time to time. The premium payment obligation accelerates upon a Change in Control; the estimated pre-payment for life insurance premium payments as of 12/31/06 is illustrated in this chart assuming net rate of return for annual premium at 6.406%, mortality based on blended GAR-94 projected to 2002, interest at 5.75%

(6)	Reflects the value of the automobile at the Kelley Blue Book trade in value.
(7)

This amount does not include amounts that the Named Executive Officer accrued under the Company’s pension plan and SERP as of December 31, 2006, which are disclosed in the Pension Benefits table at page 27.

(8)

Reflects Thrift plan (401(k) plan) company matching contributions. Mr. Garneau is also entitled to receive his contributions to this plan. The definition of accrued benefits does not include amounts already reported in the Pension Benefits table on page 27, unpaid vacation and un-reimbursed business expenses that may be due.

T. JACK CAHILL

	Termination by Us for Cause or Voluntary Termination by Named Executive Officer Without Good Reason	Termination by Us without Cause or by Named Executive Officer with Good Reason on Account of a Change in Control	Termination by Us without Cause or by Named Executive Officer with Good Reason	Payments at Retirement Other Than Pension and SERP Benefit	Death	Disability
Cash Severance(1)	$0	$1,322,000	$1,322,000	$0	$0	$0
Acceleration of Long Term Incentive Grants at Target(2)	$0	$631,150	$415,133	$415,133	$0	$0
Value of Accelerated Unvested Equity(3)	$0	$243,547	$243,547	$243,547	$243,547	$243,547
Benefits Continuation(4)	$0	$29,043	$29,043	$0	$0	$0
Life Insurance(5)	$0	$271,765	$271,765	$271,765	$0	$271,765
Company Car(6)	$0	$30,900	$30,900	$30,900	$0	$0
Outplacement Services	$0	$30,000	$0	$0	$0	$0
Present Value of Additional Service Credit for Retirement Benefits(7)	$0	$393,404	$0	$0	$0	$0
Excise Tax and Gross-Up(8)	$0	$(90,744)	$0	$0	$0	$0
Accrued Benefits(9)	$68,526	$68,526	$68,526	$68,526	$68,526	$68,526

Notes:

(1)	Reflects two times the sum of Mr. Cahill’s 2006 base salary ($336,000) and last paid bonus ($325,000).
(2)

For a change in control, payment reflects 100% of target for each outstanding long-term incentive award made for the 2004 – 2006, 2005 – 2007, and 2006 – 2008 performance periods. For termination with good reason or retirement, the amount reflects a pro-rata payment of the same 3-year long-term incentive grants.

(3)

Reflects the value of unvested equities that become vested upon event. Mr. Cahill also has vested but unexercised options and stock appreciation rights with a fair market value of $55,124 at December 31, 2006.

(4)	Reflects the value of the premium payments to be made for medical, dental, MERP and vision for 18 months at company cost, based on 2007 premiums for active employees with one dependent.
(5)

Reflects the value of regular annual premium based on 2006 rate, which may fluctuate from time to time. The premium payment obligation accelerates upon a Change in Control; the estimated pre-payment for life insurance premium payments as of 12/31/06 is illustrated in this chart assuming net rate of return for annual premium at 6.406%, mortality based on blended GAR-94 projected to 2002, interest at 5.75%

(6)	Reflects the value of the automobile at the Kelley Blue Book trade in value.
(7)

This amount does not include amounts that the Named Executive Officer accrued under the Company’s pension plan and SERP as of December 31, 2006, which are disclosed in the Pension Benefits table at page 27.

(8)

Represents the amount that Mr. Cahill’s benefits would be reduced based on the estimates noted above under the change in control agreement to avoid triggering excise taxes and a tax gross-up. A tax gross-up payment would be required if the actual value of the payments contingent upon a change in control exceeded the amount that would trigger excise taxes by more than $100,000.

(9)

Reflects Thrift plan (401(k) plan) company matching contributions. Mr. Cahill is also entitled to receive his contributions to this plan. The definition of accrued benefits does not include amounts already reported in the Pension Benefits table on page 27, unpaid vacation and un-reimbursed business expenses that may be due.

CANDACE A. CLARK

	Termination by Us for Cause or Voluntary Termination by Named Executive Officer Without Good Reason	Termination by Us without Cause or by Named Executive Officer with Good Reason on Account of a Change in Control	Termination by Us without Cause or by Named Executive Officer with Good Reason	Payments at Retirement Other Than Pension and SERP Benefit	Death	Disability
Cash Severance(1)	$0	$1,174,000	$1,174,000	$0	$0	$0
Acceleration of Long Term Incentive Grants at Target(2)	$0	$586,300	$384,800	$384,800	$0	$0
Value of Accelerated Unvested Equity(3)	$0	$228,069	$228,069	$228,069	$228,069	$228,069
Benefits Continuation(4)	$0	$29,043	$29,043	$0	$0	$0
Life Insurance(5)	$0	$212,802	$212,802	$212,802	$0	$212,802
Company Car(6)	$0	$20,800	$20,800	$20,800	$0	$0
Outplacement Services	$0	$30,000	$0	$0	$0	$0
Present Value of Additional Service Credit for Retirement Benefits(7)	$0	$164,981	$0	$0	$0	$0
Excise Tax and Gross-Up	$0	$801,390	$0	$0	$0	$0
Accrued Benefits(8)	$80,245	$80,245	$80,245	$80,245	$80,245	$80,245

Notes:

(1)	Reflects two times the sum of Ms. Clark’s 2006 base salary ($315,000) and last paid bonus ($272,000).
(2)

For a change in control, payment reflects 100% of target for each outstanding long-term incentive award made for the 2004 – 2006, 2005 – 2007, and 2006 – 2008 performance periods. For termination with good reason or retirement, the amount reflects a pro-rata payment of the same 3-year long-term incentive grants.

(3)

Reflects the value of unvested equities that become vested upon event. Ms. Clark also has vested but unexercised options and stock appreciation rights with a fair market value of $329,677 at December 31, 2006.

(4)	Reflects the value of the premium payments to be made for medical, dental, MERP and vision for 18 months at company cost, based on 2007 premiums for active employees with one dependent.
(5)

Reflects the value of regular annual premium based on 2006 rate, which may fluctuate from time to time. The premium payment obligation accelerates upon a Change in Control; the estimated pre-payment for life insurance premium payments as of 12/31/06 is illustrated in this chart assuming net rate of return for annual premium at 6.406%, mortality based on blended GAR-94 projected to 2002, interest at 5.75%

(6)	Reflects the value of the automobile at the Kelley Blue Book trade in value.
(7)

This amount does not include amounts that the Named Executive Officer accrued under the Company’s pension plan and SERP as of December 31, 2006, which are disclosed in the Pension Benefits table at page 27.

(8)

Reflects Thrift plan (401(k) plan) company matching contributions. Ms. Clark is also entitled to receive her contributions to this plan. The definition of accrued benefits does not include amounts already reported in the Pension Benefits table on page 27, unpaid vacation and un-reimbursed business expenses that may be due.

RONALD M. GALLA

	Termination by Us for Cause or Voluntary Termination by Named Executive Officer Without Good Reason	Termination by Us without Cause or by Named Executive Officer with Good Reason on Account of a Change in Control	Termination by Us without Cause or by Named Executive Officer with Good Reason	Payments at Retirement Other Than Pension and SERP Benefit	Death	Disability
Cash Severance(1)	$0	$882,000	$882,000	$0	$0	$0
Acceleration of Long Term Incentive Grants at Target(2)	$0	$465,600	$306,400	$306,400	$0	$0
Value of Accelerated Unvested Equity(3)	$0	$192,552	$192,552	$192,552	$192,552	$192,552
Benefits Continuation(4)	$0	$29,043	$29,043	$0	$0	$0
Life Insurance(5)	$0	$241,474	$241,474	$241,474	$0	$241,474
Company Car(6)	$0	$29,100	$29,100	$29,100	$0	$0
Outplacement Services	$0	$30,000	$0	$0	$0	$0
Present Value of Additional Service Credit for Retirement Benefits(7)	$0	$132,839	$0	$0	$0	$0
Excise Tax and Gross-Up	$0	$621,394	$0	$0	$0	$0
Accrued Benefits(8)	$71,865	$71,865	$71,865	$71,865	$71,865	$71,865

Notes:

(1)	Reflects two times the sum of Mr. Galla’s 2006 base salary ($268,000) and last paid bonus ($173,000).
(2)

For a change in control, payment reflects 100% of target for each outstanding long-term incentive award made for the 2004 – 2006, 2005 – 2007, and 2006 – 2008 performance periods. For termination with good reason or retirement, the amount reflects a pro-rata payment of the same 3-year long-term incentive grants.

(3)

Reflects the value of unvested equities that become vested upon event. Mr. Galla also has vested but unexercised options and stock appreciation rights with a fair market value of $60,907 at December 31, 2006.

(4)	Reflects the value of premium payments to be made for medical, dental, MERP and vision for 18 months at company cost, based on 2007 premiums for active employees with one dependent.
(5)

Reflects the value of regular annual premium based on 2006 rate, which may fluctuate from time to time. The premium payment obligation accelerates upon a Change in Control; the estimated pre-payment for life insurance premium payments as of 12/31/06 is illustrated in this chart assuming net rate of return for annual premium at 6.406%, mortality based on blended GAR-94 projected to 2002, interest at 5.75%

(6)	Reflects the value of the automobile at the Kelley Blue Book trade in value.
(7)

This amount does not include amounts that the Named Executive Officer accrued under the Company’s pension plan and SERP as of December 31, 2006, which are disclosed in the Pension Benefits table at page 27.

(8)

Reflects Thrift plan (401(k) plan) company matching contributions. Mr. Galla is also entitled to receive his contributions to this plan. The definition of accrued benefits does not include amounts already reported in the pension table on page 27, unpaid vacation and un-reimbursed business expenses that may be due.

NON-EMPLOYEE DIRECTOR COMPENSATION

Directors who are employees of the company receive no additional compensation for their services as directors, so Mr. Kuhn receives no compensation for his Board service. The Corporate Governance Committee reviews our non-employee director compensation policies with the assistance of the independent consultant to the Personnel & Compensation Committee on a bi-annual basis. Effective January 1, 2006, the Corporate Governance Committee recommended, and the Board approved, an annual cash and equity compensation structure as follows:

•

annual cash retainers (payable quarterly in arrears) of $45,000 to each Board member, $7,500 to the Lead Director, $10,000 to the Audit Committee Chair, and $5,000 to each of the Corporate Governance and Personnel & Compensation Committee chairs;

•

per meeting fees of $1,500 for each board meeting and $1,200 for each Committee meeting with each Committee chair receiving $1,800; and a per meeting fee of $3,000 to the Vice Chairman for each meeting when serving as chair (the position of non-employee Vice Chairman is not required to be filled and has been vacant since December 2005); and

•	a restricted stock award of 2,000 shares to be made at the Annual Board meeting pursuant to the 2003 Stock Incentive Plan, with all restrictions lapsing immediately.

Directors may defer all, or a portion of, their cash compensation. Interest accrues on such deferrals at 120% of the Applicable Federal Long-Term Rate, which is the same rate that applies to our Deferred Compensation Plan for company executives.

The following table shows the total compensation paid to each non-employee Director in 2006.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)[1]	Total ($)
Robert Alvine	$47,672	$47,630	$95,302
Brian E. Barents	$89,600	$47,630	$137,230
E. Reeves Callaway III	$64,800	$47,630	$112,430
John A. DiBiaggio	$70,700	$47,630	$118,330
Karen M. Garrison	$47,672	$47,630	$95,302
Edwin A. Huston	$84,900	$47,630	$132,530
Eileen S. Kraus	$83,500	$47,630	$131,130
Richard J. Swift	$74,100	$47,630	$121,730

[1]

The amounts shown in the table represent the dollar amounts recognized for financial reporting purposes with respect to the fiscal year. Each stock award consists of 2,000 shares of our Common Stock at a price of $23.815 per share on April 18, 2006.

As previously stated in the Compensation Discussion and Analysis, the Board has adopted stock ownership guidelines for non-employee directors. The Corporate Governance Committee will periodically review the progress of each non-employee director toward achieving these guidelines.

TRANSACTIONS WITH RELATED PERSONS

The company’s Code of Business Conduct requires that all business transactions be at arms’ length, negotiated in good faith and based on merit alone. All of the company’s employees have a responsibility and duty of loyalty to the company and all business decisions are to be made in the best interests of the company, which means putting the company’s interests first. Should a situation arise that would constitute a related-party transaction under SEC rules, the independent Board members will review the propriety of, and approve or disapprove, such transaction.

There were no transactions, relationships or arrangements proposed between executive officers of the company and the company or any of its subsidiaries during 2006.

In connection with the November 2005 recapitalization that eliminated the company’s then existing dual class stock structure, the company entered into indemnification agreements with certain executive officers listed in the Summary Compensation Table and Directors who were then serving at the request of the company as voting trustees under a Voting Trust Agreement dated August 14, 2000 and/or attorneys in fact under a Durable Power of Attorney dated May 7, 1996 given by Charles H. Kaman in connection with his estate planning arrangements. These individuals were Paul R. Kuhn, Robert M. Garneau, and T. Jack Cahill as well as Wanda L. Rogers and John S. Murtha, former directors of the company. The indemnification agreements are intended to have the same basic scope as Connecticut statutory indemnification for actions taken as directors or officers and the company will indemnify such officers and directors for any and all expenses and damages, including attorneys’ fees, settlements and judgments, incurred in connection with a claim arising from any action taken or not taken in their capacity as a voting trustee or attorney in fact. As of the date of this proxy statement, no claims have been brought and no reimbursements made under these agreements.

Marsh USA, Inc. has served as the company’s insurance broker for various lines of insurance coverage since 1992. Fees paid to Marsh for these services were $90,125 in 2006; $137,500 in 2005 and $450,000 in 2004. In addition, the company had retained Putnam Investments, an affiliate of Marsh, as its defined contribution plan trustee and record keeper from 1996 to 2004. Beginning in 2000, Putnam waived most administration fees due to the size of the company’s defined contribution plan. Finally, Seabury & Smith, another affiliate of Marsh, has provided brokerage services for many years regarding the company’s business travel accident and aviation testing insurance. Total commissions earned by Seabury & Smith in 2005, the most current year available, were about $2,607.

AUDIT COMMITTEE REPORT

The directors named below constitute the current Audit Committee (the “Committee”) of the Board. We each serve for a term of one year and until our successors are elected and qualify. The Board has made an affirmative determination that each of us is independent, as defined by the Nasdaq Stock Market, LLC and the Securities Exchange Commission and otherwise in accordance with the Committee’s charter and the company’s Governance Principles.

The Committee oversees the company’s financial reporting process on behalf of the Board of Directors. Management is responsible for the company’s financial statements and the financial reporting process, including implementing and maintaining effective internal control over financial reporting and for the assessment of, and reporting on, the effectiveness of internal control over financial reporting. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles and for expressing an opinion on management’s assessment of the effectiveness of internal control over financial reporting and on the effectiveness of the company’s internal control over financial reporting.

The Committee reviewed and discussed with management and KPMG LLP the company’s audited consolidated financial statements for the year ended December 31, 2006, the representations of management and KPMG’s opinion regarding such statements, and the company’s system of internal controls over financial reporting as required by Section 404 of the Sarbanes Oxley Act. The Committee discussed with the company’s Vice President—Internal Audit and with KPMG LLP the overall scope and plan of their individual audits and reviewed the results of their examinations and the overall quality of the company’s financial reporting. The Committee also received from KPMG LLP a written report relative to matters required by Statement on Auditing Standards No. 61 and discussed the report with KPMG LLP and management. Based upon these reviews and discussions and in reliance upon them, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the company’s annual report on Form 10-K for the year ended December 31, 2006.

During 2006, the Committee monitored the qualifications, performance, effectiveness and independence of KPMG LLP, the company’s independent registered public accounting firm. In that regard, the Committee has received from KPMG, and discussed with it, a written report relative to the matters required by Independence Standards Board, Standard No. 1 (Independent Discussions with Audit Committees, as amended).

The Committee also approved KPMG LLP as the independent registered public accounting firm for 2007, which approval has been ratified by the Board and is being recommended for ratification by shareholders at the 2007 Annual Meeting of Shareholders.

Audit Committee

Edwin A. Huston, Chair

Karen M. Garrison

Eileen S. Kraus

Richard J. Swift

This report shall not be deemed to be incorporated by reference by any general statement incorporating this proxy statement by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such statutes.

RATIFICATION OF SELECTION OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY (Proposal No. 2)

The Board of Directors Recommends a Vote “For” this Proposal.

The Audit Committee has selected KPMG LLP as the independent registered public accounting firm for the company for the calendar year ending December 31, 2007 and this choice has been ratified by the Board. Although not legally required to do so, the Board has historically chosen to ask the company’s shareholders to ratify the selection of the company’s independent registered public accounting firm.

A representative of KPMG LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions from shareholders.

Principal Accounting Fees and Services

The following is a summary of the fees billed to the company by KPMG LLP for professional services rendered for the years ended December 31, 2006 and 2005:

Fee Category	2006 Fees	2005 Fees
	(In Thousands)
Audit Fees	$989.5	$964.4
Audit-Related Fees	42.8	141.7
Tax Fees	467.6	225.7

Total Fees	$1,499.9	$1,331.8

Audit Fees relate to services rendered for the audit of the company’s consolidated financial statements and audit of management’s assessment regarding internal controls and financial reporting and the effectiveness of internal controls and financial reporting as of December 31, 2006 and review of the interim consolidated financial statements included in quarterly reports and services normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements.

Audit-Related Fees relate to assurance and related services that are reasonably related to performance of the audit or review of the company’s consolidated financial statements and which are not reported under “Audit Fees”. These services have included employee benefit plan audits and in 2005, consultations in connection with acquisitions, the company’s recapitalization and responding to a routine Securities and Exchange Commission comment letter.

Tax Fees relate to tax compliance, tax advice, and tax planning services, including assistance with federal, state and international tax compliance, tax audit defense, acquisitions and international tax planning.

The Audit Committee’s policy is to pre-approve all audit, non-audit, tax and other fees to be paid to its independent auditor. The Chairman of the Committee has been authorized by the Committee to pre-approve proposals up to twenty thousand dollars per service item, subject to the full Committee’s approval at a subsequent meeting. Pre-approvals are specific as to the particular service that is proposed and each service is generally subject to a budget.

SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Pursuant to Securities and Exchange Commission rules, proposals of shareholders intended to be included in the company’s 2008 proxy materials and submitted for action at the 2008 Annual Meeting of Shareholders must be received by the company, 1332 Blue Hills Avenue, Bloomfield, CT 06002 on or before November 14, 2007.

Pursuant to Securities and Exchange Commission rules and the company’s Bylaws, shareholders who wish to present a proposal at the 2008 Annual Meeting of Shareholders, when such proposal is not intended to be included in the company’s proxy materials relating to that meeting, must give advance notice to the company, 1332 Blue Hills Avenue, Bloomfield, CT 06002 on or before February 2, 2008, but no earlier than January 18, 2008, which is the period not less than 75 days, nor more than 90 days, prior to the first anniversary of the company’s Annual Meeting of Shareholders to be held on April 17, 2007.

GENERAL

The company pays the cost of solicitation of proxies. The solicitation will be made by mail and may also include participation of the company’s officers and employees personally or by telephone, facsimile, or Internet, without additional compensation. The company may also reimburse brokers, dealers, banks, voting trustees or their nominees for reasonable expenses in sending proxies, proxy material and annual reports to beneficial owners.

The company will provide without charge, upon written request from a shareholder, a copy of the company’s Annual Report on Form 10-K, including financial statements and the financial statement schedules for the year ended December 31, 2006. Any such request should be sent to: Corporate Secretary, Kaman Corporation, 1332 Blue Hills Avenue, Bloomfield, CT 06002.

The company has posted on its web site and will make available in print to any shareholder who requests it, its Amended and Restated Certificate of Incorporation, Bylaws, Corporate Governance Principles, Code of Business Conduct, and the charters of each standing committees of the Board. The company’s web site is located at www.kaman.com.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Securities and Exchange Commission rules permit us, with your permission, to send a single set of proxy statements and annual reports to any household at which two or more shareholders reside if we believe that they are members of the same family. Each shareholder will continue to receive a separate proxy card. This procedure, known as householding, reduces the volume of duplicate information you receive and helps to reduce our expenses. In order to take advantage of this opportunity, we have delivered only one proxy statement and annual report to multiple shareholders who share an address, unless we received contrary instructions from the affected shareholders prior to the mailing date. We will deliver a separate copy of the proxy statement or annual report, as requested, to any shareholder at a shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of a proxy statement or annual report, either now or in the future, you can request a separate copy of the proxy statement or annual report by calling us at 860-243-6321 or by writing to us at any time at the following address: Corporate Secretary, Kaman Corporation, 1332 Blue Hills Avenue, Bloomfield, CT 06002.

By Order of the Board of Directors

Candace A. Clark

Secretary

March 13, 2007

This Proxy, when properly executed, will be voted in the manner you have directed. If you return a signed proxy with no direction given, it will be voted in accordance with the Board of Directors’ recommendations. The Board of Directors recommends a vote “FOR” PROPOSALS 1 AND 2.	Please Mark Here for Address Change or Comments	☐

	SEE REVERSE SIDE Please mark your votes as indicated in this example	☒

PROPOSAL 1 Election of two (2) Directors	FOR	AUTHORITY WITHHELD
01 Eileen S. Kraus 02 Richard J. Swift	☐	☐	To act in their discretion upon any other business which may properly come before the meeting or any adjournment thereof.

PROPOSAL 2	Ratification of selection of KPMG LLP as independent registered public accounting firm for the Company.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Signature	Signature	Title	(s)	Date	, 2007

NOTE: Please sign exactly as name(s) appear hereon. If more than one owner, each must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/kamn Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

KAMAN CORPORATION

PROXY FOR COMMON STOCK IS SOLICITED

ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder of Kaman Corporation Common Stock hereby appoints Paul R. Kuhn and Robert M. Garneau, or either of them with full power of substitution, as attorneys and proxies for and in the name of the undersigned to vote all the shares of the Common Stock of Kaman Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Tuesday, April 17, 2007, beginning at 11:00 a.m., local time, at the company, 1332 Blue Hills Avenue, Bloomfield, Connecticut, and at any adjournments or postponements thereof, as directed on this card on the matters set forth on the reverse side hereof, all as described in the accompanying Proxy Statement and in their discretion, on all other matters that may properly come before such Annual Meeting.

This proxy card, when properly executed, will be voted in the manner directed herein. If the proxy is signed and returned but no direction is given, then the proxy will be voted “FOR” approval of each of Proposals 1 and 2 and in the discretion of the proxies on any other matters as may properly come before the Annual Meeting.

The Kaman Corporation Board of Directors recommends a vote “FOR” Proposals 1 and 2.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

PLEASE VOTE TODAY!

SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE.